UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

INFORMATION REQUIRED IN A PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.______________)

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☒ Definitive Proxy Statement	☒ Definitive Proxy Statement
☐ Soliciting Materials Pursuant to §240.14a-12

Eagle Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2021 PROXY STATEMENT

The Annual Meeting of Shareholders Will Be Held
on Thursday, May 20, 2021 at 10:00 A.M. EDT

Virtual Meeting Only – No Physical Meeting Location
To The Shareholders of Eagle Bancorp, Inc.:
Proxy Statement

The Board of Directors of Eagle Bancorp, Inc. is soliciting your proxy for use at the Annual Meeting of Shareholders, to be held virtually at 10:00 A.M. EDT on Thursday, May 20, 2021, and at any adjournment or postponement of the meeting. Due to the ongoing impact of COVID- 19 we will host a virtual-only meeting. You may join the Annual Meeting remotely by visiting http://www.viewproxy.com/EagleBankCorp/2021/vm and entering in your control number and the password received in your registration confirmation. If you wish to attend the Annual Meeting virtually, you must register in advance by 11:59 PM EDT on May 18, 2021. (Please see “How do I register in advance to attend, vote, and submit questions or comments at the annual meeting virtually?” below for more information.) Audio only access to the meeting will be available by calling 1 (415) 655-0052. A shareholder may request the Company to provide a physical location from which to access the virtual meeting, subject to any restrictions in effect under federal or state law. Shareholders must submit their request for a physical location to the Company by close of business on Tuesday, May 18, 2021.
This proxy statement and proxy card are being made available to shareholders of the Company on or about April 6, 2021, to shareholders of record as of March 25, 2021, the record date for the meeting. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which includes our audited financial statements, also accompanies this proxy statement.
In this proxy statement, we refer to (a) Eagle Bancorp, Inc. as the “Company,” “Eagle,” “we” or “us,” (b) the Company Board of Directors as the “Board” or “Board of Directors” and (c) EagleBank, our wholly owned subsidiary, as “EagleBank” or the “Bank.”
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 20, 2021. A copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020, and our Report to Shareholders is available online at http://viewproxy.com/EagleBankCorp/2021.

This year, we are using the “Notice and Access” method of providing proxy materials to our beneficial shareholders via the Internet instead of mailing printed copies. We believe that this process will provide beneficial shareholders with a convenient and quick way to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020. Also accessible is our Report to Shareholders and an authorization for a proxy to vote your shares. This allows us to conserve natural resources, and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, has been mailed to our beneficial shareholders to provide instructions regarding how to access and review all of the proxy materials on the Internet. The Notice and Access card also tells you how to submit your proxy vote via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
To ensure that as many shares as possible are represented, we strongly recommend that you vote in advance of the Annual Meeting, even if you plan to attend remotely.
As part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our shareholders, after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov), and the Maryland State Department of Health (health.maryland.gov) regarding COVID-19, we have decided to host the Annual Meeting by means of remote communication this year (i.e., a virtual-only meeting), as allowed by applicable law. We are sensitive to the public health and travel concerns our shareholders may have and restrictions and recommendations that public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year does not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.

Notice of Meeting:

The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the “Company”) will be held at 10:00 A.M. EDT on Thursday, May 20, 2021 at http://www.viewproxy.com/EagleBankCorp/2021/vm (with audio only access available at 1 (415) 655-0052)* for the following purposes:

1.To elect ten directors to serve until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2021;
3.To consider and approve the adoption of the Company's 2021 Equity Incentive Plan;
4.To consider and approve the adoption of the Company's 2021 Employee Stock Purchase Plan;
5.To approve a non-binding, advisory resolution approving the compensation of our named executive officers; and
6.To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record as of the close of business on March 25, 2021 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

To attend the virtual meeting at http://www.viewproxy.com/EagleBankCorp/2021/vm please enter your 16-digit control number (found on your proxy card or Notice and Access card) and the password received in your registration confirmation. Please follow the instructions on your proxy card, Notice and Access card or voter instruction form for additional information. Audio only access to the meeting will be available by dialing 1 (415) 655-0052. A shareholder may request the Company to provide a physical location from which to access the virtual meeting, subject to any restrictions in effect under federal or state law. Shareholders must submit their request for a physical location to the Company by close of business on Tuesday, May 18, 2021.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered shareholders may vote:
▪By Internet: go to https://www.aalvote.com/EGBN;
▪By toll-free telephone: call 1 (866) 804-9616; or
▪By mail: mark, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope.

If your shares are not registered in your name, please see the voting instructions provided by your recordholder (typically your broker) on how to vote your shares. You will need additional documentation from your recordholder in order to vote in person at the virtual meeting.

* As part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our shareholders, after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov), and the Maryland State Department of Health (health.maryland.gov) regarding COVID-19, we have decided to host the Annual Meeting by means of remote communication this year (i.e., a virtual-only meeting), as allowed by applicable law. We are sensitive to the public health and travel concerns our shareholders may have and restrictions and recommendations that public health and other governmental officials may issue. Note that the decision to proceed with a virtual-only meeting this year will not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.

By Order of the Board of Directors, Jane E. Cornett, Corporate Secretary April 6, 2021

Forward-looking Statements: This proxy statement contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “can,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” “could,” “strive,” “feel” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including the macroeconomic and other challenges and uncertainties resulting from the COVID-19 pandemic, including on our asset quality and business operations), interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. All information is as of the date of this proxy statement. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Q&A About the Proxy Materials and Our Annual Meeting
When and where is the Annual Meeting of Shareholders being held?
As part of our effort to maintain a safe and healthy environment at our Annual Meeting and to protect the well-being of our shareholders, after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov), and the Maryland State Department of Health (health.maryland.gov) regarding COVID-19, we have decided to host the Annual Meeting by means of remote communication this year (i.e., a virtual-only meeting), as allowed by applicable law. We are sensitive to the public health and travel concerns our shareholders may have and restrictions and recommendations that public health and other governmental officials may issue. There will be no physical meeting location. However, a shareholder may request the Company to provide a physical location from which to access the virtual meeting, subject to any restrictions in effect under federal or state law. Shareholders must submit their request for a physical location to the Company by close of business on Tuesday, May 18, 2021.
The virtual meeting is being held at 10:00 A.M., EDT on Thursday, May 20, 2021. To participate in the virtual meeting, you must register in advance by 11:59 PM EDT on May 18, 2021. Please follow the instructions found on your proxy card, Notice and Access card or voter instruction form, and on the following pages of this proxy. On the day of the meeting, visit http://www.viewproxy.com/EagleBankCorp/2021/vm and enter your control number (found on your proxy card or Notice and Access card) and the password received in your registration confirmation. You may begin to log into the meeting platform beginning at 9:30 A.M. EDT on May 20, 2021. Audio only access to the meeting will be available by dialing 1 (415) 655-0052. The meeting will begin promptly at 10:00 A.M., EDT on Thursday, May 20, 2021.
Note that the decision to proceed with a virtual-only meeting this year does not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.
How do I attend the Annual Meeting virtually?
To be admitted to the Annual Meeting at http://www.viewproxy.com/EagleBankCorp/2021/vm, you must enter the control number (found on your proxy card or Notice and Access card) and the password received in your registration confirmation. Audio only access to the meeting will be available by dialing 1 (415) 655-0052. If you hold your shares through a broker, you must register in advance using the instructions below.
How do I submit questions or make comments?
If you wish to submit a question or make a comment before the Annual Meeting or during the Annual Meeting, you may log into http://www.viewproxy.com/EagleBankCorp/2021/vm and enter your control number and the password received in your registration confirmation beginning at 9:30 A.M. EDT, on May 20, 2021. Once past the login screen, click on the ‘‘messages’’ icon at the top of the screen and type your question or comment in the “Ask a question” field and then click to submit. Questions or comments pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly submitted before the Annual Meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at www.viewproxy.com/EagleBankCorp/2021/vm. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at www.viewproxy.com/EagleBankCorp/2021. The questions and answers will be available as soon as practical after the meeting and will remain available until May 27, 2021 after posting.

Eagle Bancorp, Inc.	1	2021 Proxy Statement

What am I being asked to vote on at the meeting?
You are being asked to vote on five proposals at the meeting:
1.the election of ten directors for a one year term until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021;
3.to approve the adoption of the Company's 2021 Equity Incentive Plan;
4.to approve the adoption of the Company's 2021 Employee Stock Purchase Plan; and
5.to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
How does the Board recommend I vote?
The Board unanimously recommends that you vote:
•FOR the election of all of the nominees for election as director (see Proposal 1 on page 15);
•FOR the ratification of accountants (see Proposal 2 on page 64);
•FOR the approval of the 2021 Equity Incentive Plan (see Proposal 3 on page 67);
•FOR the approval of the 2021 Employee Stock Purchase Plan (see Proposal 4 on page 73); and
•FOR the nonbinding resolution approving our named executive officer compensation (see Proposal 5 on page 76).
Who is entitled to vote at the meeting?
Only shareholders of record of the Company’s common stock, par value $0.01 per share (the “common stock”), at the close of business on March 25, 2021, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had 31,960,605 shares of common stock outstanding, held by approximately 8,639 total shareholders, including 722 shareholders of record. The common stock is the only class of securities entitled to vote at the meeting.
Shareholder of Record: If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are a shareholder of record. As a shareholder of record, you must register to be able to attend the Annual Meeting via live audio webcast, and can vote your shares electronically at https://www.aalvote.com/EGBN. (Please see “How do I register in advance to attend, vote, and submit questions or comments at the annual meeting virtually?” below for more information.) You may vote in person at the meeting, or vote by proxy, using any of the following three methods to submit your proxy:
•by Internet: go to https://www.aalvote.com/EGBN and follow the instructions provided;
•by toll-free telephone: call 1 (866) 804-9616; or
•by mail: mark, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope.
Beneficial Owner: If your shares are held in an account at a broker, bank or other nominee (collectively, your “broker”), rather than in your name, then you are a beneficial owner of “street name” shares, and these proxy materials are being forwarded to you by your broker. Your broker is entitled to vote your shares at the meeting or submit a proxy. (Please see the next question for important information regarding voting by your broker.) As a beneficial owner, you are entitled to direct your broker how to vote your shares. You will need to follow the directions your broker provides you and give the broker instructions as to how the broker should vote your shares by following the instructions you received from your broker. If you want to vote your shares held in street name at the meeting, you will need to obtain a “legal proxy” from your broker authorizing you to vote your shares. A brokerage statement or the voting instruction form you received from your broker will not allow you to vote at the meeting. (Please see “How do I register in advance to attend, vote, and submit questions or comments at the annual meeting virtually?” below for

Eagle Bancorp, Inc.	2	2021 Proxy Statement

more information.) Please note that your broker may have a deadline for submitting voting instructions that is earlier than the voting deadline for recordholders.
Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy, either by Internet, telephone or mail, or to instruct your broker how to vote, in order to ensure the presence of a quorum.
Will my broker vote my shares for me?
Under the rules of the New York Stock Exchange (“NYSE”) applicable to its member firms, your broker will not vote your shares on the election of directors, the approval of the 2021 Equity Incentive Plan, the approval of the 2021 Employee Stock Purchase Plan or the advisory resolution on executive compensation unless they receive instructions from you. If you hold your shares through a broker, it is extremely important that you instruct your broker how to vote your shares. The election of directors (even if not contested), the approval of the 2021 Equity Incentive Plan, the approval of the 2021 Employee Stock Purchase Plan and the non-binding advisory vote on executive compensation are not considered “routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions, although your broker can vote your shares with respect to the ratification of the appointment of independent registered public accounting firm.
How do I register in advance to attend, vote, and submit questions or comments at the annual meeting virtually?
Shareholder of Record: If you are a shareholder of record of the common stock (i.e., your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent), you must register in advance to attend the Annual Meeting virtually. Please register to attend the Annual Meeting at http://www.viewproxy.com/EagleBankCorp/2021 by 11:59 PM EDT on May 18, 2021. You will need to enter your name, phone number, virtual control number (found on your proxy card or Notice and Access card) and email address as part of the registration, following which, you will receive an email confirming your registration, as well as the password to attend the Annual Meeting. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/EagleBankCorp/2021/vm (you will need the virtual control number assigned to you in your registration confirmation email). If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.aalvote.com/EGBN during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).
Beneficial Owner: If you hold your shares “in street name” through a broker, you must register in advance to attend, vote, and submit questions or comments at the Annual Meeting virtually. To register to attend the Annual Meeting, you will need to obtain proxy power (a “legal proxy”) from your broker. A brokerage statement or the voting instruction form you received from your broker will not allow you to attend or vote at the virtual meeting. Please register to attend the Annual Meeting at http://www.viewproxy.com/EagleBankCorp/2021 by 11:59 PM EDT on May 18, 2021. You will need to enter your name, phone number and email address, and provide a copy of your legal proxy (which may be uploaded to the registration website or sent via VirtualMeeting@viewproxy.com as part of the registration), following which, you will receive an email confirming your registration, your virtual control number, as well as the password to attend the Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/EagleBankCorp/2021/vm (you will need the virtual control number assigned to you in your registration confirmation email). If you wish to vote your shares electronically at the Annual Meeting, you will need to visit http://www.aalvote.com/EGBN during the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email).

Eagle Bancorp, Inc.	3	2021 Proxy Statement

What if I have trouble accessing the meeting virtually?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Please be sure to check in by 9:30 A.M. EDT on May 20, 2021, the day of the Annual Meeting, so that Alliance Advisors LLC ("Alliance") may address any technical difficulties before the Annual Meeting live audio webcast begins.
If you encounter any technical difficulties accessing the virtual meeting platform on the meeting day, please email VirtualMeeting@viewproxy.com or call 866-612-8937. Technical support will be available starting at 9:00A.M. EDT on May 20, 2021.
How many votes do I have?
You have one vote for each share of common stock you hold as of the record date on each matter submitted for the vote of shareholders. You do not have the right to cumulate votes in the election of directors.
What is the quorum requirement for the meeting?
Representation, by virtual attendance or proxy, of holders of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.
How will proxies be voted and counted?
Properly executed proxies received by the Company in time to be voted at the meeting will be voted as you specify. If you do not specify how you want your shares voted, proxies will be voted:
•FOR the election of all the nominees for election as directors;
•FOR the ratification of the appointment of Crowe LLP;
•FOR the approval of the 2021 Equity Incentive Plan;
•FOR the approval of the 2021 Employee Stock Purchase Plan; and
•FOR the non-binding, advisory resolution approving the compensation of our named executive officers.
We do not know of any other matters that will be brought before the meeting. If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.
The Inspector of Election appointed for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker advises the Company that it cannot vote on a matter because the beneficial owner has not provided voting instructions and it does not have discretionary voting authority on a particular matter, this is a “broker non-vote” with respect to that matter. Shares subject to broker non-votes will be counted as shares present or represented at the meeting for purposes of determining whether a quorum exists; however, such shares will not be considered as present or voted with respect to the matters on which the broker does not have the power to vote.
Can I revoke my proxy after I submit it?
Yes. You may revoke your proxy or change your vote at any time before it is voted at the meeting by:
•granting a later proxy with respect to the same shares;
•sending written notice to Jane E. Cornett, Corporate Secretary of the Company, 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814 at any time prior to the proxy being voted; or
•voting at the meeting.

Eagle Bancorp, Inc.	4	2021 Proxy Statement

Your attendance at the virtual meeting will not, in itself, revoke your proxy. If your shares are held in the name of your broker, please see the voting form provided by your broker for additional information regarding the voting of your shares.
What votes are required to approve the election of directors and the other proposals?
Under our Articles of Incorporation and Bylaws, directors are elected at the Annual Meeting by a plurality of the votes cast in the election. Since this is not a contested election, nominees who do not receive more votes cast for their election than votes withheld or cast against their election must submit their resignation after certification of the vote. Ratification of the appointment of our independent registered public accounting firm, approval of the 2021 Equity Incentive Plan and approval of the 2021 Employee Stock Purchase Plan, and approval of the nonbinding, advisory resolution on compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on such matters. Abstentions and broker non-votes will not be counted as votes cast and so will have no effect on the outcome of the vote on any of the proposals.
How are proxies being solicited?
In addition to the use of these proxy materials, proxies may also be solicited personally or by telephone by officers, employees or directors of the Company or its subsidiary, EagleBank, who will not receive any special compensation for their services in soliciting proxies. Additionally, we have engaged Alliance, a proxy solicitation firm, to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Alliance a base fee of $9,000, plus per-call fees and reimbursement of its out-of-pocket expenses for its services. We may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals. The cost of this proxy solicitation is being paid by the Company.
How can I find out the results of the voting at the annual meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days after the day final results are available.
What does it mean if I receive more than one set of materials?
This most likely means you hold shares of common stock in more than one way. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials or Notice and Access cards. In order to vote all the shares you own, you must complete, sign, and return all of the proxy cards or voting instruction forms, or follow the instructions for any alternative voting procedure on each of the Notice and Access cards or voting forms you receive. Each proxy card or voting instruction form you receive should come with its own prepaid return envelope. If you vote by mail, make sure you return each voting form in the return envelope that accompanied that voting form.
Why aren’t all of the shareholders who are in my household getting their own copy of the proxy materials?
In some cases, only one set of the proxy materials is delivered to multiple shareholders sharing an address. However, this delivery method, called “householding,” is not used if we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the Annual Report to a shareholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, you should submit a written request to: Jane E. Cornett, Corporate Secretary, at the Company’s executive offices, 7830 Old Georgetown Road, Bethesda, Maryland 20814, or by calling (301) 986-1800. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of shareholder mailings and who would prefer to receive a single copy of such materials may let us know by directing that request to us in the manner provided above.

Eagle Bancorp, Inc.	5	2021 Proxy Statement

About Eagle
Introduction
The Company, headquartered in Bethesda, Maryland, was incorporated under the laws of the State of Maryland on October 28, 1997, to serve as the bank holding company for EagleBank. The Company was formed by a group of local businessmen and professionals with significant prior experience in community banking in the Company's market area, together with an experienced community bank senior management team.
The Bank operates as a community bank alternative to the super-regional financial institutions, which dominate the Bank’s primary market area, which is the Washington, D.C. metropolitan area. The market is the 6th largest regional economy in the United States. The Bank operates a commercially oriented business model and has expertise in commercial real estate lending and delivering services to small and mid-sized businesses and non-profit organizations. The Bank also provides consumer banking services including residential mortgage lending to individuals. The cornerstone of the Bank’s philosophy is to provide superior, personalized service to its clients. The Bank focuses on relationship banking, providing each client with a number of services, familiarizing itself with, and addressing, client needs in a proactive, personalized fashion. The Bank’s businesses model allows it to operate a branch light strategy with the expense savings from a smaller branch system being invested in quality, well trained personnel and IT systems delivering convenience and security to our customers. The Company’s capital ratios are well above those required to be considered well capitalized. The Board of Directors is committed to building upon the Company’s 23 years of successful operations by providing oversight of the Banks’s strategy and operations, and maintaining the highest standard of corporate governance.

Our Mission
We have a mission to be the most respected and profitable community bank in the Washington, D.C. metropolitan area. To do this, we put relationships first and relentlessly deliver the most compelling service and value.

Our Values Put Relationships F•I•R•S•T
•Flexible
We begin our relationships based on our time-tested tradition of listening to our customer, collaborating with colleagues and designing a comprehensive, creative solution that brings value to and appreciation from our customer. We enhance the relationship with empowered ‘YES, We Can’ service and live up to our strong belief that formulas do not make good banking sense, relationships do. We are entrepreneurial – it is our differentiator.
•Involved
We build our relationships by developing a rapport that is based on partnership, mutual respect and a desire to delight. We are unwavering in our commitment to the goals and growth of our customers, colleagues and community through volunteerism. We believe that doing the little extras and staying involved with our customer demonstrates our difference.
•Responsive
We shape our relationships by taking ownership for being ever-responsive, from beginning to end, day in and day out. We understand that reliable, accurate and time-sensitive communication is fundamental to preserving reputation and relationships, internally and externally.

Eagle Bancorp, Inc.	6	2021 Proxy Statement

•Strong
We strengthen our relationships each time we are called upon for our expertise and know-how. We are committed to enhancing our professional knowledge in order to remain credible, current and strong partners with our customers, colleagues and community. Our history of sustaining a well-capitalized and profitable position emphasizes our strength and reinforces our relationships. We believe that diversity of talent equals diversity of thought, and only serves to strengthen our role as community builders.
•Trusted
We uphold our relationships with honesty, openness and reliability. Our actions reflect our values, and underscore our commitment to a diverse and inclusive environment. We can be counted on to do the right thing. We understand that underlying a sound, long- lasting relationship is the essential element of trust. Trust can be lost in a moment, so we are vigilant in our actions and words.

Corporate Social and Environmental Responsibility
Since its founding in 1998, EagleBank has been committed to principles of community engagement, inclusiveness and sustainability. The following summary sets forth the activities undertaken by the Bank that reflect its leadership with regards to social and environmental responsibility.
Economic Development Activities
EagleBank is recognized as one of the leading commercial real estate lenders in the Washington metropolitan area, but we are more than that. We aim to meet the banking and credit needs of all the communities in which we conduct business. Assisting low and moderate-income individuals and organizations as well as supporting consumers and small businesses in transitional neighborhoods is key to meeting the mission of the Bank.
Affordable Housing: We take a special interest in helping our local communities provide affordable housing. Specialized programs and projects we have financed include:
•EagleBank offers a broad range of lending programs that promote affordable and sustainable home ownership for low and moderate income individuals and families – as well as those with limited down payment capacity. EagleBank offers no and low down payment programs such as FHA Lending, Freddie Mac's HomePossible, Fannie Mae's HomeReady, Maryland Mortgage Programs, DC Open Doors Home Purchase Assistance Program, Employer Assisted Housing, the Landed Program, and the Federal Home Loan Bank down payment grant program. These programs foster home ownership in Maryland, Virginia and the District of Columbia. In 2020, the EagleBank Residential Lending Division originated 3,011 mortgage loans of which 10%, totaling over $96 million, were financed through affordable home loan and assistance programs.
•EagleBank residential lending team partnered with a local government agency and various organizations to conduct multiple financial literacy events to educate low and moderate income individuals and families on obtaining affordable housing, down payment assistance and/or credit improvement.
•In addition to loans, EagleBank has from its own portfolio invested $53 million in Community Reinvestment Act qualified bonds, which funded 170 single family mortgages in low and moderate income census tracts throughout the Washington metropolitan area. In addition the Bank has committed over $70 million to purchasing Low Income Housing Tax Credits which help to finance 27 different low and moderate income multifamily apartment buildings in our region.
•In 2020, EagleBank also originated 20 community development loans totaling $81.3 million to institutions that provide housing for low and moderate income individuals.
•EagleBank committed $5 million to the Washington Housing Initiative Impact Pool, which invest in the preservation and creation of affordable workforce housing in the region.

Eagle Bancorp, Inc.	7	2021 Proxy Statement

Small Business Lending: Small business support has always been a cornerstone of EagleBank’s commitment to the Washington, D.C. region.
•EagleBank has been a Small Business Administration ("SBA") Lender over the last two decades and provides financing under both the 7a and 504 programs offered by the SBA.
•The Bank has relationships with state and local governments and government agencies, and has worked with them to develop cooperative economic development programs. With Montgomery County, Maryland we worked to design the Small Business Plus! Program in which the County places deposits in local banks and participating banks commit to make loans to local small businesses. Since the inception of the program in 2012 the Bank has made 1,090 loans totaling $813 million in small business loans, excluding loans originated under the SBA's Paycheck Protection Program.
•In 2020, we actively participated in the SBA's Paycheck Protection Program ("PPP") originating loans to over 1,400 small businesses. At the peak at the end of the 3rd quarter, we had PPP loans outstanding of $456 million. As we start 2021, we are focused on helping those clients through the forgiveness process as well as through the current round of the PPP.
Environment
EagleBank has long been committed to sustainability.
•EagleBank has provided clean energy financing for two projects as part of the Department of Energy and Environment’s Property Assessed Clean Energy (PACE) program. One of the financings is among the nation’s largest single PACE financing notes issued for clean energy. This $25 million note financed the installation of state-of-the-art energy and water efficiency measures, specifically an 884 KW solar array and storm water retention systems at D.C. United’s 20,000 seat soccer stadium.
•As our business model focuses on having fewer branches, our need for paper is reduced in comparisons to peers of similar asset size. EagleBank has recycling programs in place across all of our locations, which includes paper and plastic products. Also, the Bank is a sponsor of the Bethesda Recycles Project which provides recycling bins to Downtown Bethesda.
Philanthropy
EagleBank believes in giving back and in fostering good corporate citizenship. As a result, EagleBank dedicates resources to the community through the EagleBank Foundation which raises money for breast cancer research and treatment, survivorship and caregiver knowledge, as well as for other cancers.
•Since inception, the EagleBank Foundation has provided over $4.6 million to area hospitals for the ongoing fight against breast cancer, The Wellness Center, The Berm Foundation, Drive to Cure and the Children’s Inn at NIH. More recently, the EagleBank Foundation has been targeting COVID-19 relief. In April 2020, the EagleBank Foundation allocated $50,000 in emergency aid to George Mason University students displaced by the COVID-19 pandemic; and in May 2020 announced a $100,000 donation to area hospitals, food banks and first responder aid organizations fighting COVID-19. The funds helped secure PPE, hospital in-room technology for healthcare staff, and meals for families in the community
•The EagleBank Foundation also offers the Matching Gifts Program to support employees in their contributions to worthy causes. The program matches 1-for-1 contributions made by employees to eligible 501(c)(3) organizations up to a maximum of $100 per year, per employee.
•In addition to the efforts of the Foundation, in 2020 EagleBank provided about $560,000 in contributions or sponsorship funding to many civic and non- profit organizations in the Washington, D.C. metropolitan area.
•We are committed and proud to promote volunteerism as a way to enrich our communities, build teamwork and enhance the lives of customers and team members throughout the region. In 2020, our employees spent 5,700 hours supporting 70 diverse organizations throughout Northern Virginia, Suburban Maryland and the District of Columbia.

Eagle Bancorp, Inc.	8	2021 Proxy Statement

Equal Opportunity, Education and Employee Development
Human capital management is a critical component of our sustainability programs and a key driver of our Company’s success. EagleBank takes a Total Reward approach in attracting, retaining and rewarding its employees. Our average employee tenure is over 5 years with 23% of our staff having 10 or more years of service with the Company.
•We provide equal employment opportunity for all persons in regards to hiring, working conditions, compensation, benefits and appointments for advancement and training and development. EagleBank partners with and supports local veteran, disability and workforce readiness programs. Managers receive training on equal employment, unconscious bias, retaliation and harassment.
•We value diversity at every level of the organization. Of our total work force, 59% are women and 61% are racial and ethnic minorities. In 2020, 53% of our hires were from diverse groups, including women, racial and ethnic minorities, veterans and peoples with disabilities.
•In 2020, we formed a Diversity and Inclusion (D&I) Council to identify areas of opportunity and programs to support these efforts. The D&I Council is comprised of 16 employees from across the company.
•Near the end of 2020, we conducted an anonymous employee engagement survey on culture, management, career opportunities, compensation, and benefits. The results of the survey will help us set goals and create incentives to improve Eagle’s work environment and team member satisfaction. These initiatives are extremely important to the continued success of the Company and have the full support of both management and the Board.
•We promote professional development by offering an array of on-demand courses, instructor led courses and resource materials on a number of topics that enable employees to grow their careers including an Education Assistance Program.
•Scholarship programs and professional internships have always been a component of the Company’s approach to development. We provide $25,000 in scholarships to George Mason University and the Montgomery College Foundation. Students from area colleges and universities also participate in the EagleBank Summer Internship Program offered by our Commercial and Real Estate Lending Divisions (restarting in 2021 after a 1-year hiatus because of COVID-19). Students enrolled in these programs assist with lending projects, data and analytical reporting, and portfolio management services.
Compliance and Ethics
Our culture of integrity starts with our Code of Business Conduct and Ethics (“Code”) which applies to all employees, directors and executive officers of Eagle Bancorp, Inc. and its subsidiaries. In addition, we look to engage with third-parties that share our commitment to our Relationships F-I-R-S-T core values.
•New employees are required to complete training on the Code within 30 days from their date of hire and annually acknowledge the Code and the Business Conduct Ethics and Conflicts of Interest Policy. In 2020, completion of both these requirements was 100%.
•In addition, role-based in-person and online training was delivered to advance understanding of regulatory and policy requirements of specific compliance areas such as Regulation O, and Related Party Transactions.
•Our management team is focused on fostering a culture of trust so that employees at every level feel comfortable speaking up about concerns or potential conflicts of interest. To that end the Ethics Office facilitates a quarterly survey of all employees to disclose potential conflicts of interest and field questions regarding the Code. Employees are strongly encouraged to be proactive in seeking guidance and to promptly contact the Ethics Office with questions regardless of the nature of the matter. Management takes all questions raised seriously and enforces a strict non-retaliation policy.

Eagle Bancorp, Inc.	9	2021 Proxy Statement

•All complaints and concerns regarding possible violations of, or non-compliance with, our Code, a policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made directly to the chair of the Audit Committee or by phone or web reporting using our confidential hotline at ethicspoint.com. Reports may be made anonymously.

Corporate Governance
The Company believes that strong corporate governance practices are a critical component of the management of any successful financial institution and are integral to achieving long term shareholder value. The Board of Directors is committed to conducting business according to the highest standards and actively oversees management to develop the appropriate policies and practices for the Company’s customer interactions, day-to-day operations and participation as a responsible member of our community. The Board monitors best practices and gathers feedback from multiple sources, including our shareholders, to assure our adherence to this commitment.
Key corporate governance principles that the Board has adopted include:
•Long standing commitment to corporate governance, social and environmental responsibility
•Board oversight of Company strategy and performance
•Risk oversight by the Board's Risk Committee
•Code of Business Conduct and Ethics
•Corporate Governance Guidelines
•8 of 10 Directors are Independent under stock exchange rules and Securities and Exchange Commission ("SEC") rules
•Separation of Chief Executive Officer (“CEO”) and Chair of the Board
•Independent Lead Director
•Diversity of Board membership
•Active shareholder engagement process
•Board and Committee authority to retain independent advisors
•Executive compensation plans designed to align management with long term shareholder interests
•Annual Board and Committee evaluation process
•Regular executive session meetings of Independent Directors
•Active Board participation in CEO, senior executive and key personnel succession planning
•Policy providing for return of incentive compensation (“Clawback Policy”)
•Executive incentive compensation plans include long term time-vested equity awards and performance-vested equity awards
Critical corporate governance practices that the Company has enacted include:
•Annual election of Board members
•Majority approval required for Director elections (resignation if majority approval is not received)
•Annual “Say-on-Pay” advisory votes on executive compensation
•No shareholder rights plan (“Poison Pill”)
•Double trigger clause on executive severance change-of-control payments
•Share ownership requirements for Directors and Executive Officers
•Policies prohibiting hedging and short sales, and limiting pledging of Company stock

Eagle Bancorp, Inc.	10	2021 Proxy Statement

Later sections of this proxy statement provide further details of our corporate governance policies and procedures, our approach to managing risk within the Company, the design of our executive compensation plans, the goals and performance of each named executive officer and the resulting compensation awarded to each executive. Copies of the Code of Business Conduct and Ethics can be found at http://ir.eaglebankcorp.com/govdocs.

Board Oversight of Social Initiatives and Corporate Governance Matters
•The Board's Governance and Nominating Committee reviews and provides oversight with respect to the Company's strategy and initiatives related to environmental, social and governance ("ESG") matters.
•The Chairman of the Compensation Committee participated in the majority of the shareholder outreach calls to institutional investors. The primary focus of these calls was to discuss shareholder questions regarding executive compensation as well as ESG matters. Additionally, two members of the Compensation Committee are the liaisons between the Board and the D&I Counsel.

Shareholder Engagement
Our Engagement Process
Our Board and management are committed to engaging with our shareholders and soliciting their views and input on important performance, corporate governance, executive compensation, and other matters.
Year-Round Engagement and Board Reporting. Our management team and board members conduct outreach to shareholders and other stakeholders throughout the year and inform our Board about the issues that matter most to them. Our 2020 and early 2021 engagement efforts included feedback from institutional shareholders, retail shareholders, fixed income investors, proxy advisory firms, consultants and investor relations professionals. Our outreach process took the form of direct conversations with shareholders and stakeholders as well as quarterly earnings calls, investor conferences, non-deal road shows and our annual shareholder meeting. Our publications and communications with shareholders and stakeholders took the form of an Annual Report, Proxy Statement, regular SEC filings, press releases and our corporate web site.
Transparency and Informed Corporate Governance Enhancements. Our Board regularly reviews our corporate governance practices and policies, including our shareholder engagement practices, with an eye toward continual improvement. Shareholder input is shared with our Board, facilitating a dialogue that provides shareholders with insight into our corporate governance practices and informs them of our Company’s enhancement of those practices. In addition to considering shareholder sentiments, our Board reviews the voting results of our Annual Meetings, the corporate governance practices of our peers and other companies, and current trends in corporate governance.
Outreach to Shareholders. We value the opinion of our shareholders and for the last six years have conducted an outreach program to our shareholders to encourage an open dialogue on executive compensation and ESG matters relevant to our business. As a result of these conversations, we have made many substantial changes to our compensation and corporate governance practices. Greater detail can be found later in this proxy statement, in the Compensation Discussion and Analysis section.
Our recent shareholder engagement has been an important source of guidance for the Company, and we intend to continue such efforts.

Eagle Bancorp, Inc.	11	2021 Proxy Statement

The Shareholder Engagement Process

Prepare
1
Engage
2
Evaluate
3
Respond
4
Shareholder Engagement Process

- Our Board assesses and monitors:
  - Shareholder voting results
  - Investor sentiment
  - Trends in governance, executive compensation, and other matters
- Our Board identifies and prioritizes potential topics for shareholder engagement

- Executive management and board members regularly meet with shareholders to solicit input on a range of issues, and reports shareholder views to our Board
- A two-way dialogue is maintained to clarify and deepen our Board's understanding of shareholder concerns, and provide shareholders with insight into our Board's processes

- Shareholder input informs our Board's ongoing process of continually improving governance and other practices
- Our Board and executive management review shareholder input to identify consistent themes, and research and evaluate any identified issues and concerns

Our Board responds, as appropriate, with continued discussion with shareholders and enhancements to policy, practices, and disclosure

Shareholder Communications
If you wish to communicate with the Board of Directors or an individual director, you can (a) write to Eagle Bancorp, Inc., 7830 Old Georgetown Road, Bethesda, Maryland 20814, Attention: Jane E. Cornett, Corporate Secretary, (b) email jcornett@eaglebankcorp.com (c) call (301) 986-1800 or (d) go to https://ir.eaglebankcorp.com/corporate-profile/default.aspx, click “Contact Us” in the upper right hand corner. Your letter should indicate that you are a shareholder, and whether you own your shares as a registered holder or in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to the ordinary course of conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic.

WRITE	CALL	EMAIL	WEB

Corporate Secretary Eagle Bancorp, Inc. 7830 Old Georgetown Road, 3rd Floor Bethesda, Maryland 20814	(301) 986-1800	jcornett@eaglebankcorp.com	https://ir.eaglebankcorp.com/corporate-profile/default.aspx click “Contact Us” in the upper right hand corner

Eagle Bancorp, Inc.	12	2021 Proxy Statement

Voting Securities and Principal Shareholders
Ownership of Securities by Directors, Nominees and Officers
The following table sets forth certain information concerning the number and percentage of whole shares of the Company’s common stock beneficially owned by its directors, its executive officers whose compensation is disclosed in this proxy statement ("named executive officers" or "NEO's"), and by its directors and all executive officers as a group, as of March 25, 2021. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security. Unvested shares of restricted stock (time-vested only) are included in ownership amounts.

Name	Position	Shares	Percentage(1)
Directors
Matthew D. Brockwell	Director of Company and Bank	6,881	*
Steven J. Freidkin	Director of Company and Bank	1,551	*
Ernest D. Jarvis	Director of Company and Bank	1,552	*
Theresa G. LaPlaca	Director of Company and Bank	9,869 (2)	*
A. Leslie Ludwig	Director of Company and Bank	17,349 (3)	*
Norman R. Pozez	Executive Chairman of Company and Bank	102,018 (4)	*
Kathy A. Raffa	Director of Company and Bank	24,442	*
Susan G. Riel	President, Chief Executive Officer and Director of Company and Bank	243,179 (5)	*
James A. Soltesz	Director of Company and Bank	24,687	*
Benjamin M. Soto	Director of Company and Bank	20,715 (6)	*
Other Named Executive Officers
Charles D. Levingston	Executive Vice President, Chief Financial Officer of Company and Bank	18,082	*
Antonio F. Marquez	Executive Vice President of Company; SEVP, President of Commercial Banking	38,130 (7)	*
Lindsey S. Rheaume	Executive Vice President of Company; EVP, Chief Lending Officer – Commercial and Industrial of Bank	17,049	*
Janice L. Williams	Executive Vice President of Company; SEVP, Chief Credit Officer of Bank	80,649	*
Other Executive Officers (2 officers)		4,622	*
All Directors and Executive Officers as a Group (16 persons)		610,775	1.91%
*-less than one percent ownership.
(1)Represents the percentage of 31,960,605 shares issued and outstanding as of March 25, 2021. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.
(2)Includes 100 shares held jointly with Ms. LaPlaca's spouse.
(3)Includes 250 shares held by Ms. Ludwig's IRA.
(4)Includes 26,164 shares held by Mr. Pozez’s IRA.
(5)Includes 58,410 shares held jointly with Ms. Riel’s spouse.
(6)Includes 2,050 shares held jointly with Mr. Soto's spouse.
(7)Includes 22,315 shares held jointly with Mr. Marquez’s spouse and 2,000 shares held in Trust.

Eagle Bancorp, Inc.	13	2021 Proxy Statement

Beneficial Owners of More than 5% of the Common Stock of the Company
The entities listed in the table below were beneficial owners of 5% or more of the shares of the Company's Common Stock outstanding as of December 31, 2020, based on information filed with the SEC. Except as set forth below, the Company knows of no other person or persons who may beneficially own in excess of five percent of the Company’s common stock.

Name	Address	Shares	Percent of Class
BlackRock, Inc.(1)	55 East 52nd Street, New York, NY 10055	4,756,323	14.8%
The Vanguard Group(2)	100 Vanguard Boulevard, Malvern, PA 19355	3,212,616	10.11%
Wasatch Advisors, Inc.(3)	505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108	3,012,052	9.5%
(1)Based solely on Schedule 13G/A filed on January 26, 2021. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 4,705,725 of these shares, shared voting power with respect to none of these shares, sole dispositive power with respect to all of these shares and shared dispositive power with respect to none of these shares.
(2)Based solely on Schedule 13G/A filed on February 10, 2021. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to none of these shares, shared voting power with respect to 32,389 of these shares, sole dispositive power with respect to 3,150,548 of these shares and shared dispositive power with respect to 62,068 of these shares.
(3)Based solely on Schedule 13G/A filed on February 11, 2021. The Schedule 13G/A indicates that Wasatch Advisors, Inc. has sole voting and dispositive power with respect to all of these shares.

Executive Officers Who Are Not Directors
Set forth below is certain information regarding persons who are executive officers of the Company and who are not directors of the Company. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.
Jeffery M. Curry
Mr. Curry, 65, Executive Vice President & Chief Risk Officer of the Bank, joined the Company in June 2020. Prior to this, he was Managing Director for the Risk and Finance Advisory Practice in Deloitte’s Banking and Capital Markets Group, where he focused on the development of ERM and risk-category-specific corporate governance structures and management frameworks, from 2013 to 2020. He also served as Managing Director at FTI Consulting. He holds a B.S. in Finance and Accounting and an M.S. in Finance-Investments and Capital Markets from the University of Wisconsin, Madison.
Charles D. Levingston, CPA
Mr. Levingston, 41, Executive Vice President and Chief Financial Officer of the Bank and Company since April 2017, previously served as Executive Vice President of Finance at the Bank. Mr. Levingston, a Certified Public Accountant, served in various financial and senior management roles at the Bank prior to his current role. Mr. Levingston joined the Bank in January 2012, and previously worked at The Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PriceWaterhouseCoopers as a Manager in the Advisory practice. He has over 19 years of experience in the banking industry.
Antonio F. Marquez
Mr. Marquez, 62, Senior Executive Vice President and President of Commercial Banking since February 2020, and formerly Chief Lending Officer - Commercial Real Estate of the Bank, and Executive Vice President of the Company, joined the Company in August 2011. Mr. Marquez has over 35 years of experience in the banking industry. Prior to joining the Company, he established the real estate lending franchise for HSBC for the Washington, D.C. market. Earlier he was the head of Commercial Real Estate lending at Chevy Chase Bank from 1997 to 2005 and previously held various lending positions at The Riggs National Bank in Washington, D.C. after starting his career at the Chase Manhattan Bank in New York.

Eagle Bancorp, Inc.	14	2021 Proxy Statement

Lindsey S. Rheaume
Mr. Rheaume, 60, Executive Vice President and Chief Lending Officer – Commercial and Industrial of the Bank and Executive Vice President of the Company, joined the Company in December 2014. Prior to joining the Company, he served as Relationship Executive for JPMorgan Chase, responsible for business development in the Washington, D.C., suburban Maryland and Northern Virginia market. Previously, he served as Executive Vice President and Commercial Lending Manager at Virginia Commerce Bank, which was acquired by United Bankshares, Inc. in 2014, where he managed the bank's entire commercial and industrial lending activities. Earlier in his career, he held various senior commercial lending, credit, and leadership positions with SunTrust Bank, GE Capital and Bank of America.
Paul Saltzman, Esquire
Mr. Saltzman, 60, is Executive Vice President and Chief Legal Officer. He joined the Company in January of 2020 and is responsible for all non-credit legal activities of the Company and the Bank. Mr. Saltzman had most recently been a partner in the Banking and Financial Institutions Advisory Practice at White & Case since mid-2018. Prior to that he was Vice Chairman at Deutsche Bank from 2015 to 2018, where he helped lead capital stress testing, regulatory remediation and transaction banking in the Americas region. From 2010 to 2015, Mr. Saltzman also served as General Counsel of The Clearing House Payments Company, and President and General Counsel of its then affiliated trade association (now Bank Policy Institute). He holds a B.A. from Clark University and a J.D. from the Boston University School of Law and is a member of the New York State Bar.
Janice L. Williams, Esquire
Ms. Williams, 64, Senior Executive Vice President and Chief Credit Officer of the Bank since February 2020, and formerly Executive Vice President – Chief Credit Officer of the Bank and Vice President of the Company, has served with the Company as Credit Officer, Senior Credit Officer, and Chief Credit Officer since 2003. Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

Proposal 1: Election of Directors
The Board of Directors has nominated ten persons for election as directors at the 2021 Annual Meeting, for a term until the 2022 Annual Meeting of Shareholders or until their successors have been elected and qualified.
•Average age of independent directors: 57 years
•Independent directors: 80% of board
•Board refreshment: 9 new directors in last five years
•Board representation by women: 40%
•Board representation by racial and ethnic minorities: 20%
We are presenting for election by the shareholders the following ten nominees to our Board of Directors. We are proud of our Board members and the diversity found in the group.

Name	Age	Director Since	Independent	Principal Occupation	Committee Membership
Mathew D. Brockwell	59	2019	Yes	Retired Audit Partner - PricewaterhouseCoopers, LLP	Governance & Nominating (Chair) Audit Risk
Steven Freidkin	37	2021	Yes	CEO and Founder of Ntiva	Risk

Eagle Bancorp, Inc.	15	2021 Proxy Statement

Name	Age	Director Since	Independent	Principal Occupation	Committee Membership
Ernest D. Jarvis	58	2021	Yes	Managing Principal of Jarvis Commercial Real Estate
Theresa G. LaPlaca(1)	61	2019	Yes	Retired Executive Vice President – Wells Fargo & Company	Risk (Chair) Audit
A. Leslie Ludwig(2)	59	2019	Yes	Co-founder – L&L Advisors	Compensation (Chair)
Norman R. Pozez	66	2008	No	Chairman and CEO – Uniwest Companies, Inc.	Risk
Kathy A. Raffa	62	2018	Yes	Office Managing Partner – Marcum, LLP	Audit (Chair) Governance & Nominating
Susan G. Riel	71	2017	No	President & CEO: Eagle Bancorp And EagleBank
James A. Soltesz(3)	66	2019	Yes	CEO – Soltesz, Inc.	Compensation Governance & Nominating
Benjamin M. Soto	52	2019	Yes	Principal of Premium Title and Escrow, LLC	Compensation
(1)Ms. LaPlaca resigned as Lead Independent Director effective April 1, 2021.
(2)Ms. Ludwig resigned from the Risk Committee effective January 1, 2021.
(3)Mr Soltesz became the Lead Independent Director on April 1, 2021.

Unless you vote AGAINST, or ABSTAIN with respect to, one or more nominees for election as director, all proxies received in response to this solicitation will be voted for the election of the nominees. Each of the nominees for election as a director currently serves as a member of the Board of Directors and as a member of the Board of Directors of the Bank. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies.
The rules of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of the Board be “independent directors.” The Board of Directors has determined that each director and nominee for election as director, other than Mr. Pozez and Ms. Riel, is an “independent director” as that term is defined in Rule 5605(a)(2) of the Nasdaq rules. The Board has also considered whether the members of the Audit and Compensation Committees are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the Nasdaq rules, and has determined that they are. Additionally, each of the persons who served on the Board of Directors during 2020 (including any person who was not a member of the Board of Directors as of December 31, 2020), was independent within the meaning of Rule 5605(a)(2), other than Mr. Pozez and Ms. Riel. In making these determinations, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, the arrangements that are disclosed under “Certain Relationships and Related Party Transactions” in this proxy statement, and the compensation arrangements described under “Director Compensation.”
As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Set forth below is information concerning the nominees for election as directors. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees also serves as a director of the Bank as it is the Company’s policy to have the same members on each of the boards of the Company and the Bank.

Eagle Bancorp, Inc.	16	2021 Proxy Statement

Nominees for the Board of Directors
Matthew D. Brockwell - (RETIRED) AUDIT PARTNER AT PRICEWATERHOUSECOOPERS LLP (PWC)
Matthew Brockwell is a former Audit Partner at PricewaterhouseCoopers LLP (PwC). Prior to his retirement in 2019, he was a Financial Services Audit Partner and previously held positions in PwC’s Washington, D.C. Region Financial Services practice. He has over 35 years of experience working with financial services firms in the US and abroad. His practice included both SEC registered and privately held companies, as well as both foreign and US government agencies.
Mr. Brockwell obtained a B.A. from the University of Oklahoma, an MBA from the Columbia Graduate School of Business and attended both the Wharton School- Boards That Lead and the Stonier Graduate School of Banking.
Steven Freidkin - CEO AND FOUNDER OF NTIVA, INC.
Steve Freidkin is the CEO and founder of Ntiva, Inc., a full-service technology firm that provides businesses with advanced technology expertise and support, including managed IT services, strategic consulting, cloud services, cyber security, and telecom solutions. Since its founding in 2004, Ntiva's primary offices have been in McLean, VA with additional locations added in Washington, DC, Columbia, MD, Chicago, IL, New York, South Florida, West Virginia, and Southern California as the company expanded. Mr. Freidkin’s current focus is working with Ntiva clients to align their organizational initiatives and growth efforts with technology, developing strategic growth plans for Ntiva, identifying opportunities for business development, and creating an environment for top technical talent to develop.
Mr. Freidkin attended the Smith School of Business at the University of Maryland.
Ernest D. Jarvis - MANAGING PRINCIPAL OF JARVIS COMMERCIAL REAL ESTATE
Ernie Jarvis is the Managing Principal of Jarvis Commercial Real Estate, a commercial real estate brokerage company he launched in 2016. Previously, Jarvis was a Senior Vice President & D.C. Leader at First Potomac Realty Trust in Washington, D.C. Prior to that, Ernie led CBRE’s D.C. office, one of the largest U.S. offices across the CBRE platform. A lifelong resident of Washington, D.C., Mr. Jarvis has taken an active role in the business community and has served in leadership positions in several prominent organizations, including the Greater Washington Board of Trade, where he serves on the board, and the District of Columbia Building Industry Association (DCBIA), where he served as President.
Mr. Jarvis is a graduate of Southeastern University.
Theresa G. LaPlaca - (RETIRED) EXECUTIVE VICE PRESIDENT AT WELLS FARGO
Theresa G. LaPlaca is a former Executive Vice President at Wells Fargo & Company. Prior to her retirement in 2019, she was the Executive Vice President and Head of the Conduct Risk Management Group and a member of the Management Committee at Wells Fargo. Prior to that she was the Chief Financial Officer of Wells Fargo’s Wealth and Investment Management businesses. Ms. LaPlaca previously served as the Chief Financial Officer for CitiStreets Retirement Services Division. She is a past member of the Queens University of Arts Advisory Board and previously served as a Board Director and Treasurer of the Nevins Foundation and the St. Anthony Foundation of Charlotte.
Ms. LaPlaca obtained a Bachelors in Education from Shenandoah University.

Eagle Bancorp, Inc.	17	2021 Proxy Statement

A. Leslie Ludwig - CO-FOUNDER OF L&L ADVISORS
A. Leslie Ludwig is the co-founder of L&L Advisors, a commercial real estate consulting firm, and a retired Partner and Chairperson of the Management Committee at JBG Smith (formerly The JBG Companies), where she oversaw the Finance, Accounting, Human Resources, Investor Reporting, Insurance and Marketing functions. Prior to joining The JBG Companies, she was Senior Vice President at Wachovia Bank, serving as a Commercial Real Estate Relationship Manager. Ms. Ludwig is a member of CREW (Commercial Real Estate Women), and formerly on the Investment Advisory Committee for the National Multifamily Housing Corporation, the Virginia Tech Real Estate Industry Advisory Board and the Advisory Board of CREW, and has served as Bank Director since 2017.
Ms. Ludwig obtained a B.A. from Frostburg State University.
Norman R. Pozez - EXECUTIVE CHAIRMAN OF EAGLE BANCORP, INC.; EXECUTIVE CHAIRMAN OF EAGLEBANK; CHAIRMAN & CHIEF EXECUTIVE OFFICER OF UNIWEST COMPANIES
Norman Pozez is Chairman and Chief Executive Officer of The Uniwest Companies which include, Uniwest Construction, Inc., Uniwest Commercial Realty, Inc., and Uniwest Hospitality, Inc. Prior to these appointments, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia, and served as Regional Director of Real Estate and Construction for Payless ShoeSource. Mr. Pozez is a licensed Real Estate Broker in Washington, D.C., Maryland and Virginia.
Mr. Pozez obtained an A.B. Degree, magna cum laude, from Washington University in St. Louis and a JD from the Washburn University School of Law.
Kathy A. Raffa - OFFICE MANAGING PARTNER OF MARCUM, LLP'S WASHINGTON, D.C., REGION
Kathy Raffa was the President of Raffa, PC, a top 100 accounting firm based in Washington, D.C., until its merger in 2018 with Marcum, LLP, one of the largest independent public accounting and advisory services firms in the nation. She currently serves as the Office Managing Partner for Marcum’s Washington, D.C. region offices. She is also an audit partner and oversees a wide range of services for nonprofit clients. Prior to Raffa, PC, she spent the first 10 years of her career at Coopers & Lybrand (now PricewaterhouseCoopers). She has a CPA certificate from the District of Columbia and Maryland and is a member of the Board of Trustees of Trinity Washington University.
Ms. Raffa obtained a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.
Susan G. Riel - PRESIDENT & CHIEF EXECUTIVE OFFICER OF EAGLE BANCORP, INC.; PRESIDENT & CHIEF EXECUTIVE OFFICER OF EAGLEBANK
Ms. Riel is President and Chief Executive Officer of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company Board of Directors since 2017 and the Bank Board since 2018.
James A. Soltesz - CHIEF EXECUTIVE OFFICER OF SOLTESZ, INC.
James Soltesz has served as Chief Executive Officer of Soltesz, Inc., an engineering and consulting firm, since 2006. He served on the Board of Trustees of Georgetown Preparatory School, Mater Dei School, as a Life Director of the Maryland-National Capital Area Building Industry Association, and the Catholic Charities Foundation. Mr. Soltesz also chairs the Montgomery County Executive Business Advisory Board, and has served as a director of the Bank since 2007.
Mr. Soltesz holds an M.B.A. from the University of Cincinnati, an M.S. in Civil Engineering from Georgia Institute of Technology and a B.S. in Civil Engineering from Purdue University.
Benjamin M. Soto - PRINCIPAL OF PREMIUM TITLE & ESCROW, LLC
Benjamin Soto is a real estate transactions attorney and principal of Premium Title and Escrow, LLC, a Washington, D.C.-based full service title company providing commercial and residential real estate closings in DC, MD and VA. He is also the owner of Paramount Development, LLC, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, D.C. He is a

Eagle Bancorp, Inc.	18	2021 Proxy Statement

former board member of the National Bar Association, and the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals.
Mr. Soto is a Board Director of the DC Chamber of Commerce, the DC Land Title Association, the DC Public Education Fund, National Foundation for Affordable Housing Solutions and the Georgetown Day School. Mr. Soto has served as a Director of the Bank since 2006. Mr. Soto earned a B.S. in Finance & Administration from the American University and a JD from the Washington College of Law.

Director Skills and Qualifications

Experience	Other Public Company	Leader-ship	Account-ing / Finance	Designated Audit Committee Financial Expert	Mergers & Acquisi-tions	Commer-cial Real Estate	Compens-ation	Risk Manage-ment	Info. Tech.
Mathew D. Brockwell		✓	✓	✓	✓			✓
Steven J. Freidkin		✓						✓	✓
Ernest D. Jarvis		✓				✓
Theresa G. LaPlaca	✓	✓	✓		✓			✓
A. Leslie Ludwig		✓	✓			✓	✓	✓
Norman R. Pozez		✓			✓	✓	✓
Kathy A. Raffa		✓	✓	✓				✓
Susan G. Riel	✓	✓			✓		✓	✓
James A. Soltesz		✓				✓
Benjamin M. Soto		✓	✓		✓	✓	✓

Board Leadership
The Company structures its Board leadership consistent with the best interests of the Company and its shareholders, and consistent with a culture of corporate trust, integrity, confidence, and overall transparency.
In 2019, the Board decided to separate the roles of Chair of the Board and CEO of the Company, electing Norman R. Pozez as Chair of the Board and naming Susan G. Riel as the President and CEO.
The Board Chair has significant core responsibilities including:
•Chairs Board meetings
•Chairs the Annual Shareholders Meeting
•Guides discussions at Board meetings and encourages director participation and input
•Engages with directors between Board meetings to further identify items for consideration
•Sets Board meeting schedules and agendas in consultation with the CEO, Chief Legal Officer and Corporate Secretary
•Interacts regularly with the CEO, CFO and other members of the senior staff regarding matters relevant to the Board’s oversight responsibilities
•Meets frequently with clients and shareholders and communicates necessary feedback to the Board and management.

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Following his election as Chair, Mr. Pozez became intensely involved in the business of the Company in order to ensure a smooth transition in leadership, having meetings with significant customers, attending meetings with investors and investor conferences, interacting with regulatory agencies, and attending Board and management committee meetings. Mr. Pozez initiated a significant restructuring of the Board and its corporate governance activities in preparation for heightened expectations of Board oversight. Significant areas impacted by Mr. Pozez’s leadership include:
•Board structure and leadership, including reduced Company and Bank Board membership, augmented with additional talent in corporate governance, risk management and controls
•Realignment of Board Committee leadership and membership based on skill sets
•Creation of a Risk Committee and risk-based reporting to the Board
•Expanded Board training
•New Corporate Governance Guidelines

In March 2020, the Board determined that Mr. Pozez’s role should include additional management responsibilities and appointed him Executive Chairman, collaborating with Ms. Riel, our President and CEO, in leading the Company and the Bank. In order to ensure continued independent oversight at the highest levels, the Board of Directors decided to appoint a Lead Independent Director, a role held by Theresa G. LaPlaca during 2020 and by James A. Soltesz beginning on April 1, 2021. The responsibilities of the Lead Independent Director include:
•Serve as an independent sounding board on the development and presentation of significant issues, plans and strategies for Board consideration with the Chair
•Preside at all meetings of the Board at which the Chairman is not present
•Call and preside at all meetings and executive sessions of independent directors
•Develop and approve meeting agendas and approve materials for meetings of independent directors
•Serve as a conduit of views, concerns and issues between the Chairman and the independent directors
•Review Board meeting agendas, pre-read Board materials and other information sent to the Board, and proposed meeting calendars and schedules
•Organize and lead the Board’s annual self-assessment, in consultation with the Governance and Nominating Committee
•Be available for consultation and direct communication upon the reasonable request of major shareholders
•Perform such other duties as the Board may from time to time delegate or assign to assist the Board in the fulfillment of its responsibilities
In connection with Mr. Pozez’s appointment as Executive Chair, the Board revised its Board Committee memberships and appointed new Chairs of the Committees as follows:

Name	Committee Chair
Mathew D. Brockwell	Governance & Nominating
Theresa G. LaPlaca	Risk
A. Leslie Ludwig	Compensation
Kathy A. Raffa	Audit

The Company will continue to evaluate its structure and practices to maintain the highest standards of corporate governance.

Eagle Bancorp, Inc.	20	2021 Proxy Statement

Board and Committee Oversight of Risk
One of the many duties of the Board is to oversee the Company’s risk management policies and practices to ensure that the appropriate risk management systems are employed throughout the Company. The Company faces a broad array of risks, including but not limited to credit, interest rate/market, liquidity, operational, technology, compliance/regulatory, legal, reputational and strategic risks. The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company’s and Bank’s risk oversight activities. These Directors, working through several chartered committees of the Company Board, including the Risk Committee, with the assistance of chartered management committees, review and approve the policies of the Company and Bank. The Boards of Directors regularly review the minutes and other reports from the Board and Management Committees of the Company and Bank. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board or Committee	Risk Oversight
Board of Directors
•Monitors overall corporate performance, including financial results, the integrity of financial and other controls, and the effectiveness of the Company’s legal, credit, compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts.
•Oversees management’s implementation and utilization of appropriate risk management policies and systems at all levels of the Company.
•Reviews risks in the context of the Company’s annual strategic planning and the annual budget review.
•Receives reports from management on and routinely considers critical risk topics, including: operational, financial, regulatory, strategic, security, personnel, legal, reputational, and technology/cybersecurity, as well as any emerging risks that might affect the Company.

Audit Committee
•Assists the Board in fulfilling its oversight of financial risk exposures and implementation and effectiveness of the Company’s compliance with legal and regulatory requirements, policies and programs.
•Oversees qualifications, performance and independence of our Company's independent registered public accounting firm.
•Oversees performance of the Company's Internal Audit function and the Chief Audit Executive, and reviews reports from the Chief Audit Executive.
•Reviews Quarterly Financial Statements and approves Annual Reporting to the SEC on Form 10K and Quarterly Reporting to the SEC on Form 10Q.
•Monitors compliance with the Code of Business Conduct and Ethics and Related Party Transactions Policy.
•Reports its discussions to the Board for consideration and action when appropriate.

Compensation Committee
•Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s compensation programs and practices.
•Reviews the design and goals of the Company’s compensation programs and practices in the context of possible risks to the Company’s financial and reputational well-being.
•Determines compensation (cash and non-cash) of non-employee directors.
•Reviews the Company’s strategies and supporting processes of management succession planning, leadership development, and executive retention.
•Reviews, discusses and recommends for inclusion in the Company’s proxy statement, the Compensation Disclosure and Analysis and the Compensation Committee Report appearing in the proxy statement.
•Approves all incentive programs, including Senior Executive Incentive Plan (“SEIP”), Long Term Incentive Plan (“LTIP”), and Executive Officer compensation and benefits.
•Approves compensation and benefits for Related Parties and employee with the title of executive vice president and above.
•Reports its discussions to the Board for consideration and action when appropriate.

Governance & Nominating Committee
•Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s governance structures and processes.
•Conducts periodic evaluations of the Company’s governance practices and Board performance.
•Reviews shareholder proposals submitted to the Company.
•Identifies qualified Board members and evaluates performance of the Directors.
•Reports its discussions to the Board for consideration and action when appropriate.

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Board or Committee	Risk Oversight
Risk Committee
•Assists the Board by providing oversight of the Company’s risk governance framework and risk functions, including the strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor, and manage major risks of the Company.
•Promotes a robust and effective risk culture, facilitates Board-level oversight of risk-related issues, and serves as a resource to management by overseeing major risks across the Company and enhancing management’s and the Board’s understanding of the Company’s overall risk appetite and risk management activities and effectiveness.
•Monitors emerging risks that might affect the Company and proposes action plans to the Board as deemed necessary.
•Makes recommendations to the Board, including those with regard to the overall risk profile and capital of the Company.
•Reports its discussions to the Board for consideration and action when appropriate.

The Board of Directors has adopted written charters of the Audit, Governance & Nominating, Risk, and Compensation Committees. Copies of the Committees’ charters can be found at https://ir.eaglebankcorp.com/corporate-overview/documents/default.aspx

2020 Meetings, Committees, and Procedures of the Board of Directors
Our Board of Directors met eleven (11) times during 2020. All members of the Board of Directors of the Company attended at least 75% of the meetings held by the Board of Directors and all committees on which such member served during 2020 or any portion thereof.
The Board of Directors of the Company has a standing Audit Committee, Compensation Committee, Governance & Nominating Committee and Risk Committee. The following table sets forth the membership of these committees throughout 2020, except where noted, and meeting information for each of these committees during the fiscal year ended December 31, 2020.

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee	Risk Committee
Mathew D. Brockwell	X		C	X
Steven J. Freidkin(1)				Y
Ernest D. Jarvis(1)
Theresa G. LaPlaca	X			C
A. Leslie Ludwig(2)		C		X
Norman R. Pozez(3)				X
Kathy A. Raffa	C		X
Susan G. Riel
James A. Soltesz		X	X
Benjamin M. Soto		X
Leland M. Weinstein(4)
Number of Meetings in 2020	7	8	2	5
C: denotes Chair of Committee.
X: denotes member of the Committee at December 31, 2020.
Y: denotes member of the Committee added during 2021.
Note: The Directors Loan Committee of the Bank consists of Mr. Soltesz (Chair), Mr. Jarvis, Ms. Ludwig, Mr. Pozez and Mr. Soto.
(1)Mr. Freidkin and Mr. Jarvis joined the Board of Directors of the Company and the Bank on January 1, 2021.
(2)Ms. Ludwig resigned from the Risk Committee effective January 1, 2021.
(3)Mr. Pozez resigned from the Audit Committee effective March 25, 2020.
(4)Mr. Leland M. Weinstein resigned from the Board of Directors of the Company and Bank effective March 9, 2020.

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Audit Committee
The Audit Committee is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm (occasionally referred to as the “independent accountants”), the approval of all audit, review and attestation services provided by the independent accountants, the integrity of the Company’s financial reporting practices and evaluation of the Company’s internal controls and internal control function and accounting procedures, including review and approval of quarterly and annual filings with the SEC on Forms 10-Q and 10-K and internal audit departments plans and reports. It also reviews audit reports with the Company’s independent accountants. Each member of the Audit Committee is independent, as determined under the definition of independence adopted by Nasdaq for audit committee members in Rule 5605(c)(2)(A). The Board of Directors has determined that Ms. Raffa and Mr. Brockwell are “audit committee financial experts” as defined under regulations of the SEC.
The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent accountants. Non-audit services are only provided by the independent auditors to the extent permitted by law. Pre-approval is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent accountants during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the commencement of the non-audit services.
Compensation Committee
The Compensation Committee makes determinations with respect to salary levels, bonus compensation and equity compensation awards for executive officers, among others. The Compensation Committee has the sole responsibility for determining executive compensation, including that of the named executive officers, and for establishing compensation philosophy. Each member of the Compensation Committee is independent, as determined under the definition of independence adopted by Nasdaq for compensation committee members in Rule 5605(d)(2)(A). The Compensation Committee is also responsible for succession planning for the Company and the Bank.
During 2020, the Compensation Committee retained and worked with Newcleus Compensation Advisors, an executive compensation and benefits consulting firm of national scope and reputation, to advise it in connection with executive compensation decisions.
Governance & Nominating Committee
The Governance & Nominating Committee consists of three members of the Board of Directors who are independent directors within the meaning of Nasdaq Rule 5605(a)(2). The Governance & Nominating Committee is responsible for the evaluation of nominees for election as director, the recommendation to the Board of Directors of director candidates for nomination for election by the shareholders and the evaluation of sitting directors.
The Board has not developed a formal policy for the identification or evaluation of nominees. In general, when the Board determines that expansion or reduction of the Board or replacement of a director is necessary or appropriate, the Governance & Nominating Committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, market knowledge, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Governance & Nominating Committee will review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, expertise in technology, cybersecurity and risk management or other relevant business experience. The Board of Directors and the Governance & Nominating Committee have not established a specific diversity component in their

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consideration of candidates for director, but strongly recognizes the benefits of having directors with diverse backgrounds and perspectives. In January 2021, two directors were added to the Company Board, one of which identifies as a minority. To date, the Company has not paid any fee to any third party to identify, evaluate, or assist it in identifying or evaluating, potential director candidates.
The Governance & Nominating Committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors, and on the same basis as candidates proposed by the Governance & Nominating Committee, the Board or other sources. Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Corporate Secretary not later than ninety (90) days prior to the month and day one year subsequent to the date that the proxy materials regarding the last election of directors to the Board were mailed to the shareholders and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the full name, age, date of birth and contact information (including the business and residence addresses and telephone numbers) for the candidate; (c) a statement of the candidate’s business and educational experience, including a list of positions held for at least the preceding five years; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board will consider when evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected; and (h) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Company for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board. No undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.
In addition, the Governance & Nominating Committees regularly discusses the contributions of the persons then serving as directors, to ensure alignment with the strategic and tactical directions of the Company. Formal peer evaluations of the Board and directors are conducted periodically.
Risk Committee
The Company formed the Risk Committee in October 2019 to assist the Company Board by providing oversight of the Company’s risk corporate governance framework and risk functions, including the strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor and manage major risks of the Company including, but not limited to credit, interest rate/market, liquidity, operational, technology, compliance/regulatory, legal, reputational and strategic risks. The Company accepts a certain degree of risk with each business decision it makes. The Board takes risk management and its oversight responsibilities very seriously, and has established the Risk Committee to provide more focused oversight of risk exposure and risk management activities. The Board and the Risk Committee recognize that risk management does not eliminate risk, but seeks to achieve an appropriate balance between risk and return. Recognizing the risk inherent in the Company’s business and managing those risks within the Company’s risk appetite and capital position is critical for optimizing shareholder value and ensuring the safe and sound operation of the Company. The oversight of the Company’s risk relative to the established risk appetite and capital position is the Risk Committee’s primary role.
The Company, led by the Risk Committee, instills a culture of risk management throughout the organization by integrating top-down direction and corporate governance with bottom-up business line commitment and accountability. Executive officers and other key management executives meet monthly to review and discuss risk management. Management committees, comprised of senior management seek to identify and address issues to ensure that risks and remediation of such risks are carefully considered.
The Chief Risk Officer chairs the Enterprise Risk Management Committee, monitors risk management activities and regularly reports the Company’s risk exposure to the Risk Committee. Additionally, the Risk

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Committee, executive management and the Chief Risk Officer are focused on, and are implementing, risk management initiatives to prepare the Company for expanded supervisory scrutiny above $10 billion in total assets, which we understand will begin in early 2022.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as an officer or employee of the Company or Bank at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability, or other unfavorable features, and for transactions described under “Director Compensation” and “Certain Relationships and Related Party Transactions,” no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.
Director Attendance at the Annual Meeting
The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend because of personal or family illness or pressing matters. In 2020, seven of the eight directors in office at the time attended the 2020 annual meeting of shareholders.

Audit Committee Report
The Audit Committee has:
•reviewed and discussed with management the audited consolidated financial statements and the auditors’ report on internal controls included in the Company’s Annual Report on Form 10-K;
•discussed with Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
•received the written disclosures and letter from Dixon Hughes Goodman LLP as required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes Goodman LLP, its independence.
Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Dixon Hughes Goodman LLP is compatible with the auditor’s independence.

Members of the Audit Committee
Kathy A. Raffa, Chair
Matthew D. Brockwell	Theresa G. LaPlaca
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

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Director Compensation
The following table sets forth information regarding the fee rate schedule approved for the non-employee directors of the Company in 2020. Members of the Boards of Directors who are employees of the Company or Bank do not receive additional cash compensation for service on the Board of Directors.

Retainers
Annual Cash Retainer – Company	$10,000
Annual Cash Retainer – Bank	$5,000
Annual Committee Chair Retainers:
•Audit	$50,000
•Compensation	$50,000
•Governance & Nominating	$50,000
•Risk Committee	$50,000
•Directors Loan Committee – Bank (Chair/Vice Chair)(1)	$35,000/$25,000
Annual Lead Independent Director Retainer	$50,000
Per Meeting Fees
Committee Chair	$3,000
Board or Committee – Company & Bank	$1,500
(1)The Directors Loan Committee is a committee of the Bank. Vice Chair position was eliminated on January 27, 2021.

Non-employee directors also receive an annual award of restricted stock. The 2020 awards vest in three annual installments commencing on the first anniversary of the date of grant, subject generally to continued service through each vesting date. In addition, the unvested portion of the 2020 restricted stock awards will generally accelerate in full upon the death or disability of the non-employee director or the occurrence of a change in control, in each case while the non-employee director remains in service. The number of shares of restricted stock awarded to each of the non-employee directors in 2020 varied as a result of varying tenures of service on the Boards of the Company and the Bank Boards in 2019.

The following table sets forth the actual amounts of compensation paid to each non-employee director for service as a member of the Board of Directors of the Company in 2020 other than Mr. Pozez, our Executive Chairman, whose compensation is set forth in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation(3)	Total
Mathew D. Brockwell	$123,000	$24,976	$—	$—	$147,976
Theresa G. LaPlaca	$174,500	$149,990	$—	$3,103	$327,593
A. Leslie Ludwig	$183,000	$299,980	$—	$—	$482,980
Kathy A. Raffa	$142,000	$299,980	$—	$3,103	$445,083
James A. Soltesz	$152,000	$299,980	$—	$2,858	$454,838
Benjamin M. Soto	$85,500	$149,990	$—	$1,433	$236,923
Leland M. Weinstein(4)	$70,500	$299,980	$—	$506	$370,986

(1)Represents the grant date fair value of shares of restricted stock awarded during 2020. See Note 17 – Stock-Based Compensation in our 2020 Form 10-K. Mr. Brockwell – 560 shares; Ms. LaPlaca – 3,363 shares; Ms. Ludwig – 6,726 shares; Ms. Raffa – 6,726 shares; Mr. Soltesz - 6,726 shares and Mr. Soto – 3,363 shares. At December 31, 2020, the non-employee directors had unvested shares of restricted stock as follows: Mr. Brockwell – 560 shares; Ms. LaPlaca – 3,363 shares; Ms. Ludwig

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– 7,791; shares; Ms. Raffa – 11,627 shares; Mr. Soltesz -8,835 shares; Mr. Soto –4,428 shares; and Mr. Weinstein - 6,726 shares.. Grant date fair value is calculated based on the closing price of the Company’s shares on the date of grant.
(2)At December 31, 2020, there were no outstanding option awards, vested or unvested, held by non-employee directors.
(3)Premiums on long term care insurance provided to non-employee directors.
(4)Mr. Leland M. Weinstein resigned from the Board of Directors of the Company and Bank effective March 9, 2020. In connection with the resignation of Mr. Weinstein, the Company and the Bank entered into an agreement pursuant to which he was permitted to retain fees previously paid to him for future service but forfeited unvested restricted stock awards. Under all of the agreements, Mr. Weinstein agreed to comply with certain nonsolicitation, noninterference and nondisparagement provisions for a period of two years from the date of his resignation. In accordance with SEC rules, the grant date fair value of Mr. Weinstein’s 2020 restricted stock award is included in the table, even though he forfeited 100% of the award upon his resignation.

Restricted Stock Awards (February 2021)
In February 2021, non-employee directors of the Company were awarded shares of restricted stock as follows: Mr. Brockwell – 6,306 shares; Ms. LaPlaca - 6,306 shares; Ms. Ludwig – 6,306 shares; Ms. Raffa, 6,306 shares; Mr. Soltesz - 6,306 shares; Mr. Soto – 6,306 shares; Mr. Jarvis - 1,051 shares , and Mr. Freidkin – 1,051 shares. All of these awards vest in three annual installments commencing on the first anniversary of the date of grant, with accelerated vesting terms consistent with the 2020 awards.
Other Compensation for Directors
Other than the cash retainers and per meeting fees, equity awards and long term care insurance described above (all other compensation), the Company does not maintain any non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors, or in which such directors may participate.
Chairman Agreements
As described above under “Board Leadership”, in 2019, Mr. Pozez became Chair of the Board and the Bank and took on increased responsibilities. As a result, the Company, the Bank and Mr. Pozez entered into a Chairman Compensation Agreement, dated as of May 31, 2019 and amended and restated as of December 31, 2019, governing his compensation for service as Chairman of the Board of Directors of the Company and the Bank. Under his amended and restated agreement, Mr. Pozez is currently entitled to an annual retainer of $1,035,000 (subject to automatic increases by an amount not less than 5% of the preceding year’s retainer, as determined by the Compensation Committee). Mr. Pozez is also entitled to receive an award of shares of restricted stock having a value of $1,937,500 as of the award date, which award was made on February 10, 2020. His award vests in three substantially equal installments commencing on the first anniversary of the date of grant. Due to an oversight, an award of restricted stock with a value of $705,206 that was promised under his original agreement was not granted in 2019, and, upon realizing the error, the Compensation Committee took action on March 27, 2020 to grant him the award with a grant date of April 2, 2020. This award vests in three substantially equal installments commencing on the first anniversary of the date of grant with acceleration upon his ceasing to be a member of the Board of both the Company and the Bank. The agreement provides that the Compensation Committee does not intend to make any additional equity awards to Mr. Pozez prior to 2023; however, Mr. Pozez may receive future equity awards as the Compensation Committee determines in its sole discretion. Mr. Pozez is also eligible to participate in any life, disability, health or other insurance benefits as the Company or Bank may make available to nonemployee directors, on the same terms and conditions as other nonemployee directors. The agreement will terminate if Mr. Pozez is not reelected or appointed to the Board of Directors, if he is removed as a director or as Chairman, or if he is not reappointed as Chairman. If the agreement is terminated following a change in control then Mr. Pozez would, subject to execution, delivery and irrevocability of an appropriate release, be entitled to receive a lump sum cash payment equal to 1.99 times the sum of his then current annual compensation and the value of the equity award made in the year in which termination occurs, subject to any limitation necessary to avoid the imposition of certain excise taxes. The agreement contains noncompetition, nonsolicitation, noninterference and nondisparagement provisions which are applicable during the term of the agreement and for a period of two years from the date of termination of the agreement.
The Company, the Bank and Mr. Pozez are also parties to an Amended and Restated Non-Compete

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Agreement, dated as of December 31, 2019. Mr. Pozez’s non-compete agreement provides that in the event of certain terminations of his service as Chairman following a change in control, as defined in his Chairman Compensation Agreement, and subject to his timely signing and delivering of a General Release and Waiver and subject to his continued compliance with the noncompetition provisions of the noncompete agreement, the Company and Bank shall, for one year following the date on which the release requirement is met, is executed and delivered to the Bank, continue to pay Mr. Pozez monthly in arrears, compensation at the rate being paid as of the termination date, together with an additional amount equal to one-twelfth of the equity award value as of the termination date, for each month of the period during which the officer is in full compliance with the provisions of the agreement. Mr. Pozez agrees that for a period of one year following his termination as Chairman, he will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise engaged in the business of offering retail customer and commercial deposit accounts and/or loan products.

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Open Letter from Compensation Committee Chair

Dear Reader,
The Company is committed to maintaining a balanced compensation program designed to fairly reward pay for performance, align management’s interests with those of our shareholders and lead to the long term success of the company.
The Compensation Committee is composed solely of independent directors. It is our responsibility to design and execute competitive compensation programs that further the interests of shareholders and demonstrate strong pay for performance alignment. It is also our responsibility to ensure that your views on executive compensation are heard and considered. For the last six years we have conducted an outreach program with our major shareholders. In 2019 we expanded our outreach to our 40 largest institutional shareholders. In 2020 and early 2021, we spoke with many institutional investors, long term retail shareholders and also engaged with two major shareholder advisory services.
For 2020 we retained the structure of the compensation program as designed, but we made a discretionary adjustment reducing the incentive payout under our Senior Executive Incentive Plan awarded in February 2021. The reduction percentage of 35% was applied equally to all participants in the Senior Executive Incentive Plan. We did so to ensure alignment of performance metrics as designed with the Company's strategic plan. The impact of the COVID-19 pandemic and unprecedented government intervention led to the achievement of several of the performance metrics resulting in a payout that was not reflective of the overall economic environment.
The key design elements of our incentive compensation program continue to include a base salary, short- term performance-based incentives, long-term performance- based equity incentive awards as well as time vested equity awards. A large portion of the potential compensation of each executive is variable and performance based. We seek to be transparent in describing our compensation practices, including the disclosure of goals and actual performance on the various metrics measured in our Senior Executive Incentive Plan.
The compensation program described in the following Compensation Disclosure and Analysis reflects the guidance received through our shareholder engagement process as well as the advice of our independent compensation consultant. We are committed to evolving a sound and competitive compensation program which will align with the long term interests of our shareholders.
A. Leslie Ludwig
Chair, Compensation Committee

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information about the 2020 compensation for our Chief Executive Officer, our Executive Chairman, our Chief Financial Officer and our next three most highly compensated executives.
•Susan G. Riel, our President and Chief Executive Officer
•Norman R. Pozez, our Executive Chairman
•Charles D. Levingston, our Executive Vice President and Chief Financial Officer
•Antonio F. Marquez, our Senior Executive Vice President and President of Commercial Banking
•Lindsey S. Rheaume, our Executive Vice President, Chief Commercial & Industrial Lending Officer
•Janice L. Williams, our Senior Executive Vice President and Chief Credit Officer

This Compensation Discussion and Analysis describes our executive compensation program for 2020 for our named executive officers. It also describes how the Compensation Committee (the “Compensation Committee”) arrived at the compensation decisions for our named executive officers and discusses key factors that the Compensation Committee considered in determining their compensation.
Upon being appointed as Executive Chairman, Mr. Pozez became an executive officer of the Company, although not an employee of the Company or the Bank. His compensation for 2020 was paid in accordance with the terms of the Chairman Compensation Agreement which was entered into in 2019. Because Mr. Pozez’s compensation arrangements differ from the rest of the named executive officers, his arrangements are described in a section entitled Chairman Arrangements of the Compensation Discussion and Analysis, following the discussion of the compensation arrangements for the rest of our named executive officers. All references to compensation arrangements in place for our named executive officers throughout the other sections of the Compensation Discussion and Analysis exclude Mr. Pozez.
Compensation information for all of our named executive officers, including Mr. Pozez, is presented in the compensation tables following this Compensation Discussion and Analysis.

Key Factors Considered
2020 Financial Results and Operating Highlights
2020 was another successful year for the Company. For the year ended December 31, 2020, the Company had earnings of $132.2 million, which was $4.09 per fully diluted share, and had a return on average assets of 1.28%. Dividends paid during 2020 were $0.88 per share.
At year-end 2020, assets were $11.1 billion, up $2.1 billion for the year. Book value and tangible book value were $39.05 and $35.74 per share, up 9.0% and 9.4%, respectively.
Strong earnings bolstered shareholders equity which was $1.24 billion at year-end 2020. Tier 1 capital (to average assets) was 10.31%, common equity tier 1 capital was 13.49% and total capital (to risk weighted assets) was 17.04% at year-end.
The Company also increased reserves during the year and asset quality remained strong. At year-end 2020, the allowance for credit losses increased to 1.41% from 0.98% the prior year as the Company adopted the current expected credit losses ("CECL") accounting standard and increased provisioning due to the impact of COVID-19. Non-performing assets ("NPA")-to-assets was 0.59%, up from 0.56% the prior year-end and net charge-offs for the year were 0.26%, up from 0.13% the prior year.

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Dollars in millions, except per share amounts	For the Year or Year Ended December 31
	2020	2019	2018	2017	2016

Performance (for the period)
Net income	$132.2	$142.9	$152.3	$100.2	$97.7
Return on average assets	1.28%	1.61%	1.91%	1.41%	1.52%
Efficiency ratio(1)	39%	40%	37%	38%	40%

Per Common Share Data (period end)
Diluted earnings	$4.09	$4.18	$4.42	$2.92	$2.86
Cash dividends	$0.88	$0.66	$—	$—	$—
Tangible book value per share(2)	$35.74	$32.67	$29.17	$24.67	$21.61

Balance Sheet Data (period end)
Assets	$11,118	$8,989	$8,389	$7,479	$6,890
Loans	$7,760	$7,546	$6,991	$6,412	$5,678
Allowance for loan losses	$110	$74	$70	$65	$59
Deposits	$9,189	$7,224	$6,974	$5,854	$5,716
Shareholders’ equity	$1,241	$1,191	$1,109	$950	$843

Asset Quality
Net charge-offs to average loans	0.26%	0.13%	0.05%	0.06%	0.09%
Nonperforming assets to assets	0.59%	0.56%	0.21%	0.20%	0.30%
Allowance for credit losses to loans	1.41%	0.98%	1.00%	1.01%	1.04%

Capital
CET1 capital (to risk weighted assets)	13.49%	12.87%	12.49%	11.23%	10.80%
Total capital (to risk weighted assets)	17.04%	16.20%	16.08%	15.02%	14.89%
Tier 1 capital (to average assets)	10.31%	11.62%	12.10%	11.45%	10.72%

Non-GAAP Reconciliation
Book value per share	$39.05	$35.82	$32.25	$27.80	$24.77
Less: Intangible book value	3.31	3.15	3.08	3.13	3.16
Tangible book value per share(2)	$35.74	$32.67	$29.17	$24.67	$21.61
(1)Efficiency ratio, a non-GAAP financial measure, is computed by dividing noninterest expense by the sum of net interest by common shares outstanding.
(2)Tangible book value per share, a non-GAAP financial measure, is defined as tangible common equity divided by common shares outstanding.

2020 Shareholder Engagement Process and Results
On an ongoing basis, we continue to reach out to our shareholders to gather feedback regarding our executive compensation program, our corporate governance practices and related matters. As part of this process we reached out to our 40 largest institutional shareholders who collectively owned approximately

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63% of the outstanding shares, and had individual conversations with those that responded to our inquiry. In the process, we spoke with seven of our ten largest shareholders owning 37% of the outstanding shares. We had excellent dialogues with these shareholders and also engaged with two prominent shareholder advisory firms. The outreach program was led by David G. Danielson (Director of Investor Relations and Strategy) along with Leslie Ludwig (Board member and Chair of Compensation Committee) and Charles Levingston (CFO).
The conversations with our shareholders covered many executive compensation matters as well as many of the corporate governance policies and enhancements made during the year. Some common themes related to executive compensation and corporate governance and our responses are as follows:

What We Heard from Shareholders and Proxy Advisory Firms	What We Did in Response
Improve disclosure on metrics and calculations used to determine SEIP
We enhanced disclosure text and tables in section titled "2020 Pay Programs and Pay Decisions". For the SEIP, the performance measures and weightings were streamlined to ensure greater alignment with the Company’s strategic plan, foster a more cohesive management team as well as making performance analysis less qualitative and more formulaic. We did this by modifying the performance metrics in the short term incentive plan by reducing fourteen metrics to five metrics and assigning all the named executive officers the same weightings.

Overall CEO pay, while reduced, is still high relative to peer medians; and overall incentive pay is high relative to peer medians
Focus on performance versus proxy peers was considered for the CEO and all other NEOs. Versus our proxy peers for the year ended December 31, 2020, we ranked 2nd in terms of Return on Average Equity ("ROAE") and Return on Average Assets ("ROAA") and 1st in efficiency. While we were in the lower half in terms of Net Interest Margin, this did not prevent us from outperforming on earnings. Asset quality also remained strong with NPAs/assets at 0.59% and net charge offs to average loans of 0.26%.

Discuss discretion used in adjusting compensation due to negative impact of COVID-19	We included text describing the reasons for a reduction in the SEIP for 2020 in section titled "2020 Pay Programs and Pay Decisions". In summary, NEOs did not receive a salary increase for 2021 and a 35% reduction was made to the SEIP paid in 2021 based on the overall economic environment in 2020, rather than our financial results versus proxy peers.
Describe enhancements to governance and risk management
•Continued to enhance related party transaction policies and procedures
•Enhanced the Risk Committee charter
•Prepared, reviewed and approved an enhanced Risk Appetite Statement
•Expanded the Company’s significant or “enterprise” risk categories by segregating Legal Risk and Technology Risk into standalone risk categories, bring to nine the number of enterprise risk categories.
•Restructured and enhanced the charter and role of the Enterprise Risk Management Committee, which is chaired by the Chief Risk Officer
•Restructured and enhanced the charter and role of the Operational Risk Committee
•Developed improved risk metrics and reporting for all enterprise risk categories
•Streamlined and enhanced board reporting structure and content
•Enhanced policy governing structure to focus on risk management, and initiated restructuring of all corporate policies to better support risk management needs as the Company grows beyond $10 billion in total assets
•Realigned the Risk Management and Compliance Department under the Chief Risk Officer to enhance the focus on the nine enterprise risk categories
•Engaged NASDAQ Corporate Governance tool to facilitate Board of Directors peer review assessment
•Hired new Associate General Counsel to support overall Corporate Governance (March 2021)

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Advisory Vote on Executive Compensation (Say-on-Pay)
At our 2020 Annual Shareholders Meeting, our say-on-pay proposal received support from 85% of the votes cast. This is up from 55% in 2019, showing an increase in year over year support for approval of the compensation of the named executive officers.

Compensation Philosophy
We design our executive compensation program to be driven by performance, rewarding our executives for creating value for shareholders and representing sound corporate governance principles. The following sets forth the best practices that we adhere to in designing and determining our executive compensation.
Our compensation philosophy provides the guiding principles for structuring compensation programs that embody these values. The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:
•Maintain a compensation program that is equitable in a competitive marketplace.
•Provide compensation opportunities that provide the ability to vary pay in line with performance.
•Encourage achievement of long term strategic objectives and enhancement of shareholder value.
•Recognize and reward individual initiative and achievements.
•Maintain an appropriate balance between base salary and short and long term incentive opportunities.
•Allow the Company to compete for, retain, and motivate talented executives critical to its success.
The Compensation Committee seeks to target executive total compensation at a percentile commensurate with performance of the Company as compared to our proxy peers and taking into consideration individual performance. Our goal is to provide pay for performance through annual and long term incentives that reward a combination of strategic and financial achievements as well as our performance relative to industry peers. The Compensation Committee annually considers the Company’s performance when setting pay. Goals for specific components include:
•Base Salary: Base salaries for executives are targeted at market competitive levels, but also taking into account each executive’s experience, performance and contribution.
•Short-Term Performance Based Cash Incentive: The Senior Executive Incentive Plan targets cash compensation to align with performance. High performance is expected to result in pay that is aligned with our performance relative to peers/industry. Performance below goals and peers is designed to result in pay below peers.
•Long term equity Incentive: Our current practice is to target 50% time based and 50% performance based awards. The Compensation Committee believes that time-based vesting incentivizes retention and, supports our ownership goals and encourages shareholder alignment while multi-year performance-vesting encourages shareholder alignment and rewards long term sustained performance.
•Benefits and perquisites: Other items such as benefits and perquisites are not a significant component of total 2020 compensation.
The Compensation Committee is committed to tying compensation to performance and ensuring that compensation, both cash and equity, is commensurate with our financial results and ranking relative to proxy peers. The Committee believes the Company’s current executive team is of extremely high caliber and contributed significantly to the Company’s strong historical growth and impressive continued performance. Rewarding, motivating and retaining a strong executive team are critical to the continued success of the Company.

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Our Compensation Drivers
In determining compensation levels, we utilize five key drivers:
•Incentive plans are designed to encourage achievement of our strategic business goals and reinforce our business values. All our incentive pay programs and decisions are filtered through the perspective of ensuring sound compensation practices that do not encourage inappropriate risk-taking or result in excessive compensation.
•Pay levels should be fair and internally equitable. Fairness is vital in all compensation programs and results. We do not discriminate in the creation or implementation of pay programs. Pay is based on demonstrated performance, skills, commitment, experience and results.
•We pay for performance and the attainment of our vision, business strategy, operating imperatives and results. A meaningful percentage of overall executive compensation is based on Company and individual performance. Our compensation programs are geared to performance as the basis of determining pay. Our incentive plans are designed to drive prudent individual and enterprise performance.
•We recognize the impact of the individual. Not all positions have the same level of responsibilities, require the same skills and qualifications or have the same effect on the Company. Our compensation programs enable us to reward both Company results and individual performance in furtherance of our philosophy of being fair and paying for performance and thus motivate our officers to perform and succeed as reflected in our stated goals.
•We are mindful of the market. The market sets the framework for opportunity. Then it is Company and individual achievements that drive the payouts and awards. We seek to provide market-based compensation commensurate with performance, to attract and retain top executive talent, while providing value to shareholders.

Our Pay Mix
The cornerstone of our executive compensation program is competitive pay for demonstrated performance. We seek to ensure that the compensation received by our executives is aligned with our performance, and that a meaningful portion of our executives’ pay is contingent on the achievement of annual and forward-looking long term performance goals that drive our success as a Company and accordingly, add value for our shareholders.
The 2020 target and actual cash incentive for our NEOs, are shown below:

SEIP Cash Incentive Payout 2020
NEO	At Target	Actual(1)	% of Target
Susan G. Riel	$1,800,000	$861,001	48%
Charles D. Levingston	$396,638	$223,785	56%
Antonio F. Marquez	$637,293	$378,628	59%
Lindsey S. Rheaume	$400,564	$226,000	56%
Janice L. Williams	$637,680	$378,859	59%

(1)Includes 35% reduction as discussed in."2020 Programs and Pay Decisions".

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The 2020 compensation mix for our NEOs, are shown below:
For our CEO and our other NEOs, the majority of their compensation is "at risk" in the form of a cash bonus or equity.

Compensation Components
We describe below, the key components of our 2020 executive compensation program.
The Committee typically reviews and determines executive compensation in the first quarter of the year. However, due to circumstances that arise during the year, the Committee may adjust or approve a compensation component at other times during the year, as warranted.

Compensation Element	Purpose	Link to Performance	Fixed/ Performance-Based	Short/Long Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Reflects individual experience, performance and contribution of each executive	Fixed	Short Term
Annual Cash SEIP	Encourages achievement of short term strategic and financial performance metrics that create long term shareholder value	Based on achievement of short term, predefined corporate performance objectives	Performance-Based	Short Term
Retention Bonus	Helps retain key executives	Award amount is determined by Compensation Committee. A portion of the award is dependent on the executive’s continued employment	Fixed	Short Term

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Compensation Element	Purpose	Link to Performance	Fixed/ Performance-Based	Short/Long Term
Long Term Incentive Plan	Aligns executives’ interests with shareholders, motivates and rewards long term sustained performance, and creates a retention incentive through multi-year vesting	Award amount is determined by the Compensation Committee based on Company and individual performance A portion of the award is contingent on Company performance with vesting at the end of 3 years	Performance-Based	Long Term
Senior Executive Retirement Plan	Provides income security into retirement and creates a retention incentive through multi-year vesting	N/A	Fixed	Long Term
Benefits and Perquisites	Provides limited perquisites in line with market practice, as well as a housing benefit for the CEO and health and welfare and 401(k) benefits on the same basis as our general employee population	N/A	Fixed	Short Term

Pay Practices Aligned with Compensation Philosophy
We believe the effectiveness of our compensation program is dependent upon our pay practices corresponding to our compensation philosophy. The table below illustrates this strong relationship and further underscores our commitment to maintaining an executive compensation program that is consistent with best practice.

Strong Alignment with Shareholders (What We Do)
Compensation philosophy
We believe our compensation philosophy promotes a best practice approach to compensation, including: (i) tying pay to performance and aligning with shareholder interests; (ii) attracting, retaining, and properly motivating top talent; (iii) integrating risk with compensation; (iv) maintaining strong corporate governance; and (v) transparency.

Hedging/pledging policy
Senior executives are prohibited from any hedging of our shares, unvested restricted stock, or unexercised options, including through short sales.
Senior executives are prohibited from pledging more than 50% of their shares as collateral and such pledged shares cannot represent more than 25% of such executive’s net worth.

Pay at risk The majority of NEO compensation is “at-risk” and contingent on achievement of business goals that are integrally linked to shareholder value and safety and soundness.	Clawback policy The Company reserves the right to clawback incentive compensation if an executive’s misconduct materially contributes to the need to restate materially inaccurate financial statements
Use of variable compensation in deferred equity
Significant portions of NEO variable compensation is in deferred Company common stock; 50% of which is time based restricted stock vesting over a 3-year period and 50% of which is performance-based restricted stock units ("PRSUs") vested at the end of a 3-year period. Value of equity at vesting is based on stock price at that time (in addition to achievement of pre-established goals for PRSUs).

Competitive benchmarking
To make informed decisions on pay levels and pay practices, we benchmark ourselves against a peer group of similarly situated banks. We believe external market data is an important component of maintaining pay practices that will attract and retain top talent, while driving shareholder value.

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Strong Alignment with Shareholders (What We Do)
Risk events impact pay In making pay decisions, we consider material risk and control issues, and make adjustments to compensation, if appropriate.	Responsible use of equity We manage our equity award program responsibly, using only approximately 0.55% of weighted average diluted shares in 2020.
Share ownership guidelines
Senior executives, including NEOs, are required to own a minimum of shares of our common stock with a value equal to twice their base salary; the CEO must own a minimum of three times her base salary.

Shareholder outreach
Each year, we solicit feedback from our top shareholders on our compensation and corporate governance programs and practices. The Compensation Committee considers this feedback when making compensation decisions.

2020 Programs and Pay Decisions
2020 was an unusual year as the emergence and ongoing impact of the COVID-19 pandemic and the unprecedented response of the federal government impacted the Company's performance in ways that were unforeseen when 2020 compensation programs were designed. The Compensation Committee, after significant market research and analyses, decided to freeze NEO salaries in 2021, reduce the SEIP compensation awarded to each NEO in 2021 for 2020 performance by 35% and make no changes to the LTIP.
The rationale for freezing salaries and reducing the SEIP compensation award was that the impact of COVID-19 and the response of the federal government impacted the results of the Company in a manner that allowed the achievement of certain performance goals, for which we budgeted, in a manner that was not anticipated and not in sync with the wider economic environment. In particular, the Small Business Administration's Paycheck Protection Program ("PPP") contributed to the moderate growth in the loan portfolio and provided financial assistance to loan clients. The latter, along with changes in accounting rules allowing deferment of principal and interest, contributed to maintenance of asset quality as measured by Non-Performing Assets as a percent of Assets. Additionally, while the low interest rate environment contributed to a large increase in deposits which significantly lowered Net Interest Margin, it also led to a significant increase in originations in our residential mortgage division which created record gain on sale income, which contributed to Earnings Per Share and maintenance of the Efficiency Ratio.
For 2021, we believe the structure of the SEIP is appropriate and have not made any changes.
The rationale for making no changes to the LTIP for 2021 is that our earnings remain strong, as measured by ROAA and ROAE, we have a very high level of capitalization and are ranked in the top tier of our peer group for most of the defined performance metrics.
The compensation award made to our executives for 2020 were based on the Compensation Committee’s assessment of Company performance as compared to the established 2020 goals, less the 35% reduction as discussed above, for the SEIP, and as compared to the pre-determined peer group for the LTIP award.
In addition to financial performance, the Compensation Committee also takes into consideration risk management practices within the organization, including the results of federal and state regulatory examinations and internal control matters that may be identified from internal or independent audits throughout the year. The Compensation Committee and the Board also consider market survey data provided by Newcleus Compensation Advisors.
Below is a summary of our 2020 compensation programs and pay decisions with respect to the compensation of the named executive officers:

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Base Salaries
The Compensation Committee believes that base salaries for named executive officers should be targeted at market competitive levels, but also taking into account the experience, performance and contribution of the individual executive. Base salaries are reviewed annually and adjusted based on our review of market data, assessment of individual executive performance, and in 2021 incorporated our assessment of the wider economic environment, which was negatively impacted by COVID-19.

Named Executive Officer	2020 Base Salary	2021 Base Salary	2021 % Increase
Susan G. Riel	$800,000	$800,000	0%
Charles D. Levingston	$417,514	$417,514	0%
Antonio F. Marquez	$509,834	$509,834	0%
Lindsey S. Rheaume	$421,656	$421,656	0%
Janice L. Williams	$510,144	$510,144	0%

Senior Executive Incentive Plan
The SEIP was established to reward our executives for achieving or exceeding predefined Company performance goals. Under the SEIP, an executive is eligible to earn an award based on achievement of Company objectives. This design serves to place a significant portion of each NEOs compensation “at risk.” The Compensation Committee utilizes a formulaic approach under the SEIP including caps (or maximum payouts) on the amount that can be earned, while reserving discretion to adjust final payouts as it deems appropriate.
In 2020, the performance measures and weightings were streamlined to ensure greater alignment with the Company’s strategic plan, foster a more cohesive management team as well as making performance analysis less qualitative and more formulaic. We did this by modifying the performance metrics in the short term incentive plan and assigning all the named executive officers the same goals and weightings.

2020 Performance Measure	Weighting
Efficiency	17.5%
Earnings Per Share Growth	25.0%
Growth in Gross Loans (excl. HFS)	15.0%
Non-Performing Assets/Assets	20.0%
Net Interest Margin	22.5%

The SEIP provides the Compensation Committee the ability to adjust the payout indicated by the formula. In 2020, the Compensation Committee elected to make an adjustment to reduce the payout to each NEO by 35%. The rationale for this adjustment is detailed at the beginning of this section.
In the following table, we summarize the performance ranges for each measure (other than the cap, which appears in the table later in the section), actual performance, the payout percentage used to calculate the incentive payout for each named executive officer and the 35% reduction.

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Performance Measure	Threshold	Target	Target Plus	2020 Actual Performance	Percent of Goal (1)
Efficiency	46.60%	40.52%(1)	34.44%	39.25%	103% of Target
Earnings Per Share	$3.70(1)	$4.35	$5.00	$4.09	110% of Threshold
Gross Loans (excluding HFS)	$6,671,000,756	$7,848,236,184(1)	$9,025,471,612	$7,868,522,918	100% of Target
Non-Performing Assets/Assets	0.64%(1)	0.56%	0.48%	0.59%	109% of Threshold
Net Interest Margin	3.06%(1)	3.60%	4.14%	3.19%	104% of Threshold
(1)Percent of Goal: For Efficiency and Non-Performing Assets/Assets quotient obtained by dividing Threshold, Target or Target Plus by 2020 Actual Performance. For other measures quotient obtained by dividing 2020 Actual Performance by Threshold, Target Plus or Target Price.

Named Executive Officer	Percent of Salary at Threshold	Percent of Salary at Target	Percentage of Salary at Target Plus	Unadjusted SEIP(1)	Reduction of 35%	Adjusted SEIP Payout
Susan G. Riel	125%	225%	300%	$1,324,616	$463,615	$861,001
Charles D. Levingston	70%	95%	105%	$344,284	$120,499	$223,785
Antonio F. Marquez	100%	125%	150%	$582,505	$203,877	$378,628
Lindsey S. Rheaume	70%	95%	105%	$347,692	$121,692	$226,000
Janice L. Williams	100%	125%	150%	$582,859	$204,000	$378,859
(1)Sum of the product of the weighting of each performance measure, percent of goal and appropriate percentage of salary at Threshold, Target or Target Plus.

The Target Performance Measures were based on our 2020 budget for the Company, which was approved by the Board in January 2020. Participants receive an increased payout as a percent of salary (as stated above) beginning with the achievement of the Performance Measure for threshold, target and target plus. Threshold is set 15% below Target and Target Plus is set 115% above Target. For each Performance Measure, performance at 85% to 100% achieves Threshold payouts, performance at 100% to 115% achieves Target payouts and performance above 115% achieve Target Plus payouts, with each Performance measure weighted (as stated above) and the aggregate of which is subject to the Cap, and as may be adjusted in accordance with the Plan. If the Company does not achieve 85% of its goal for adjusted net income, no SEIP will be paid.
Based on performance in 2020, the NEOs received incentive cash payments under the SEIP that were 48% to 59% of their incentive opportunities at Target.

Named Executive Officer	2020 SEIP at Threshold	2020 SEIP at Target	2020 SEIP at Target Plus	Cap(1)	Adjusted SEIP Payout	Adj. SEIP Payout as a Percent of Target
Susan G. Riel	$1,000,000	$1,800,000	$2,400,000	$2,600,000	$861,001	48%
Charles D. Levingston	$292,260	$396,638	$438,390	$480,141	$223,785	56%
Antonio F. Marquez	$509,834	$637,293	$764,751	$892,210	$378,628	59%
Lindsey S. Rheaume	$295,152	$400,564	$442,728	$484,893	$226,000	56%
Janice L. Williams	$510,144	$637,680	$765,216	$892,752	$378,859	59%

(1)The Cap is calculated as a percentage of 2020 salary. The percentage Cap differs among NEOs. The Cap could limit the SEIP payout if performance in a particular category or categories exceeded the Target Plus measure by a significant amount.

Retention Bonuses
The Compensation Committee maintains the right to exercise discretion in paying bonuses outside of the

Eagle Bancorp, Inc.	39	2021 Proxy Statement

SEIP in appropriate circumstances. In February 2019, retention bonuses were awarded to three key employees – Ms. Riel, Mr. Marquez, and Mr. Rheaume. In recognition of her value to the Company, Ms. Riel was granted $300,000 to be paid in three equal installments in 2019, 2020 and 2021, subject to continued employment. In consideration of their excellent service to the Company and to bring their overall compensation in line with peers, Mr. Marquez was granted $200,000 and Mr. Rheaume was granted $150,000 in each case to be paid in two equal installments in 2019 and 2020, subject to continued employment.
In February 2020, a retention bonus was awarded to Ms. Williams in consideration of her excellent service to the Company, Ms. Williams was granted $200,000 to be paid in two equal installments in 2020 and 2021, subject to continued employment.
Long Term Equity Compensation – Time Vested
We believe equity ownership aligns our executives with our shareholders, promotes a long-term focus on the performance and success of the Company and serves as a powerful means of retaining our high performing executives.
In February 2020, we granted equity in the form of restricted stock to our named executive officers based on an assessment of Company-wide and individual performance in 2019, as well as direct compensation values in accordance with our market analysis. To determine the amount of the equity award to a particular executive, that executive’s performance was considered along with payouts he/she earned under our SEIP in respect of 2019. The 2020 time-vested equity awards vest ratably over three years commencing on the first anniversary of the date of grant. More information regarding these awards can be found in the proxy statement for our 2020 Annual Meeting.
In February 2021, we granted equity in the form of restricted stock to our named executive officers based on an assessment of Company-wide and individual performance in 2020, taking into consideration our market analysis.
To determine the amount of the equity award to a particular executive, that executive’s performance is considered along with payouts he/she earned under our SEIP. We then determine the optimal level of compensation (base salary plus cash incentives plus equity) that we believe each executive should receive. For example, a high performing executive who achieved target-plus performance levels on all of his/her goals, as well as the Company-wide goals, would receive an equity award reflective of the matching percentile compared to our proxy peers for total compensation. The Compensation Committee carefully reviews each executive’s performance as well as the Company’s performance relative to peers.
The 2021 time-vested equity awards vest ratably over three years commencing on the first anniversary of the date of grant, with accelerated vesting upon death, disability, or a qualifying termination in connection with a change in control.
Long Term Equity Compensation – Performance Vested
The Compensation Committee also grants performance-based awards under the Long Term Incentive Plan. This performance-based vesting supplements the use of time-based vesting restricted stock.
In February 2020, PRSUs were awarded subject to performance-based vesting following a three-year measurement period, 2020 - 2022. At the end of the period, two metrics shall be measured to determine vesting –Return on Average Assets (“ROAA”) based on the KBW Nasdaq Regional Banking Index (KRX); and Total Shareholder Return (“TSR”) compared to KRX. An executive officer may vest in awards related to either, one or both metrics, depending on the Company performance. In order to receive any vesting for this component, the Company needs to perform at a minimum level of performance and payouts can range from 50% at threshold to 150% at maximum depending on performance. The Compensation Committee concluded that the target goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult. The Long Term Incentive Plan does not include unlimited upside for exceeding goals, as there is a maximum award tied to each metric. An executive must be employed by the Company on December 31 of the last year of the relevant performance period in order to vest in shares underlying a PRSU, except in the event of death, disability, retirement or a qualifying termination in connection with a change in control.

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The 2021 award consists of 50% performance-based restricted stock units ("PRSUs") and 50% time-vested restricted stock. In February 2021, PRSUs were awarded subject to performance-based vesting following a three-year measurement period, 2021 - 2023. At the end of the period, two metrics shall be measured to determine vesting. An executive officer may vest in awards related to either, one or both metrics, depending on the Company performance. In order to receive any vesting under the PRSUs, the Company needs to perform at a minimum level of performance. The two metrics for the 2021 – 2023 performance grant are:
•Return on Average Assets (“ROAA”) based on the KBW Nasdaq Regional Banking Index (KRX); and
•Total Shareholder Return (“TSR”) compared to KRX.
PRSUs will vest based on the Company’s ranking for both the first and second metric relative to the KBW Nasdaq Regional Banking Index (“KRX”) and can range from 50% at threshold to 150% at maximum depending on performance. Threshold for both measures is defined as median performance, target is defined as the 62.5 percentile, and stretch (or maximum) is defined as the 75th percentile or greater. If the metric does not reach threshold performance (i.e. median of the KRX ROAA or TSR), PRSUs for that metric will not vest. If only the threshold is met for a metric, then 50% of the award shall become vested. If the maximum is met for a metric, then 150% of the target award shall become vested (with points in between measured on a straight-line interpolation).
Metric performance will be calculated and PRSUs vest no later than March 31 of the year following the performance period (i.e. 2023 for the 2020 awards), or as soon thereafter as data is available. An executive must be employed by the Company on December 31 of the last year of the relevant performance period, in order to vest in shares underlying a PRSU, except in the event of death, disability, retirement or a qualifying termination in connection with a change in control.
The Compensation Committee concluded that the target goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult. The Long Term Incentive Plan does not include unlimited upside for exceeding goals, as there is a maximum award tied to each metric.
The Compensation Committee retains the authority to make adjustments to applicable targets and calculations in the event of extraordinary regional circumstances, such as a regional economic downturn arising from force majeure events. The Committee recognizes the impact of COVID-19 and the extraordinary economic impact and may take this in to account as it considers applicable targets and calculations. Since the Index includes a national array of banks, the Committee felt that it was important to be able to react to some circumstances uniquely affecting the Washington, D.C. metropolitan area, such as a terrorist act and the resulting effect on the economy, and therefore, Company performance.
The Long Term Incentive Plan is subject to the Company’s Clawback Policy.
Target LTIP share amounts awarded were determined as a multiple of salary divided by the closing price on the date of grant with 50% awarded as restricted stock and 50% awarded as PRSUs.
Time-vested restricted stock and PRSUs were issued to our executive officers in February 2020 based on 2019 performance as set forth below:

Name	2020 LTIP as a % of 2019 Salary	Time Vested Restricted Stock	PRSUs (at Target)
Susan G. Riel	250%	20,319	20,319
Charles D. Levingston	110%	4,723	4,723
Antonio F. Marquez	145%	7,534	7,534
Lindsey S. Rheaume	100%	4,589	4,589
Janice L. Williams	145%	7,576	7,576

Time-vested restricted stock and PRSUs were issued to our executive officers in February 2021 based on 2020 performance as set forth below:

Eagle Bancorp, Inc.	41	2021 Proxy Statement

Name	2021 LTIP as a % of 2020 Salary	Time Vested Restricted Stock	PRSUs (at Target)
Susan G. Riel	250%	21,021	21,021
Charles D. Levingston	90%	3,949	3,949
Antonio F. Marquez	130%	6,966	6,966
Lindsey S. Rheaume	100%	4,431	4,431
Janice L. Williams	130%	6,970	6,970

We note that under the SEC rules the equity awards made in 2021 for performance in 2020 are not reflected in the Summary Compensation Table in this proxy statement, but will be reflected in next year’s proxy statement regarding 2021 compensation as they were granted in that year.
2018 – 2020 PRSUs
The performance award granted February 12, 2018 contained the following metrics, potential performance payout and our actual results:

Measures	Weight	Threshold	Target	Stretch/ Maximum	Actual Results
Average Annual Earnings Per Share Growth	50.00%	75% of Budget	100% of Budget	125% of Budget	94.2% of Budget
Average Annual Return on Average Assets	50.00%	Median	62.5 Percentile	75 Percentile	68th
Payout Range (% of Target)	100%	50%	100%	150%	--

On February 16, 2021 the performance award granted February 12, 2018 vested and shares were paid out at a fair market value of $47.57 as follows:

Name	Performance Measure	Shares Awarded at Target	Award Level Payout	Award Level % Payout	Share Payout
Susan G. Riel	Average Annual Earnings Per Share Growth	3,015	Threshold to Target	94.21%	2,840
	Average Annual Return on Assets	3,015	Target to Stretch/Maximum	136%	4,100
Charles D. Levingston	Average Annual Earnings Per Share Growth	884	Threshold to Target	94.21%	833
	Average Annual Return on Assets	884	Target to Stretch/Maximum	136%	1,202
Antonio F. Marquez	Average Annual Earnings Per Share Growth	2,384	Threshold to Target	94.21%	2,246
	Average Annual Return on Assets	2,383	Target to Stretch/Maximum	136%	3,241
Lindsey S. Rheaume	Average Annual Earnings Per Share Growth	1,628	Threshold to Target	94.21%	1,534
	Average Annual Return on Assets	1,628	Target to Stretch/Maximum	136%	2,214
Janice L. Williams	Average Annual Earnings Per Share Growth	2,106	Threshold to Target	94.21%	1,984
	Average Annual Return on Assets	2,106	Target to Stretch/Maximum	136%	2,864

Eagle Bancorp, Inc.	42	2021 Proxy Statement

Supplemental Executive Retirement Plan ("SERP")
The Company also provides certain of its executive officers, including all of the named executive officers, with a supplemental retirement benefit, with benefits payable well into retirement years, in order to provide a retention incentive through multi-year vesting. The SERP provides for a lifetime retirement benefit utilizing annuities as a funding source. The primary impetus for utilizing annuities is a substantial savings in compensation expense for the Bank as opposed to a traditional SERP. The target retirement age for the benefit is 67, with reduced benefits prior to age 67. Please refer to the discussion accompanying the Summary Compensation Table and Pension Benefits for additional information regarding the SERP.
The SERP was adopted by the Company in 2013 with respect to all participating officers other than Mr. Levingston, whose SERP was adopted in January 2020.
401(k) Plan
Our 401(k) plan allows all officers and employees of the Company working 1,000 hours or more in a calendar year to defer a portion of their compensation, and provides a match of up to 4% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match. The match was increased from 3% to 4% at the beginning of the second quarter of 2020.
Health and Welfare Benefits
We provide health benefits to our executive officers, including the named executive officers, on the same basis as all of our full-time employees. These benefits include medical and dental benefits, short term and long term disability insurance, and basic life insurance coverage. The Company offers additional life insurance coverage to its executive officers and also provides long term care insurance coverage to eligible directors and executive officers. We design our employee benefits programs to provide choice and to be affordable and competitive in relation to the market, and to be compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
The Compensation Committee believes our current executive compensation policies and practices are effective in advancing our long term strategic plan, reasonable in relation to our compensation peer group and responsible in encouraging the named executive officers to work for meaningful shareholder returns without taking unnecessary or excessive risks.
Employment, Non-Compete and Severance Arrangements
Each of our named executive officers has an employment agreement, which provides for payments upon a change in control of the Company under a pure double trigger. Under her employment agreement, the CEO is also entitled to a severance payment upon her retirement. Each named executive officer is also party to a non-compete agreement, which provides for payments following termination without cause or in connection with a change in control, which payments are contingent on compliance with the noncompetition, nonsolicitation and noninterference provisions of the agreement following such termination. None of these agreements provide tax gross-ups. These agreements are described in detail under “Employment and Non-Compete Agreements” following the Summary Compensation Table. The Committee believes that the agreements provide continuity of executive management and employment security, which is conducive to maximum employee effort and valuable protections for the Company and its executive officers.

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CEO Pay for Performance
We operate in a highly dynamic business environment, which has been and continues to be characterized by rapidly changing market and customer trends, regulatory changes and requirements, as well as increased expectations from shareholders for meaningful growth without excessive risk taking. To succeed in this environment, our senior leadership must be able to continually refine and enhance products and services; respond to competitive challenges in our markets; attract, satisfy and retain customers; and demonstrate an ability to quickly identify and capitalize on business opportunities.
In establishing our CEO’s compensation, we seek to motivate and reward the achievement of our annual and longer term financial and strategic objectives, and to align the CEO’s compensation with our shareholders’ long term interests. Accordingly, the Compensation Committee focuses on using incentive compensation with long term Company performance implications as a key element of the CEO’s total direct compensation opportunity. By focusing on performance-based pay opportunities tied to specific performance goals, the Compensation Committee seeks to ensure the CEO’s pay is aligned with Company performance and the value provided to our shareholders. The compensation plan rewards the CEO if the Company’s performance is exceptional compared to its peer group with the ability to earn at the higher end of the payouts under the SEIP and receive share awards of restricted stock and PRSUs under the Long Term Incentive Plan. The value of the awards and stock ownership will change based on the stock performance of the Company.
CEO Pay Ratio
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of Ms. Riel, our President and Chief Executive Officer, to our median employee.
To determine the annual total compensation of our CEO and our median employee we note that:
•We used the same median employee that we had identified in 2019, since there had been no change in our employee population or employee compensation arrangements that we reasonably believed would result in a significant change to the pay ratio disclosure. Last year, we identified the median employee by calculating the total cash compensation of all persons who were employed by us as of year-end 2019, including full time and part time employees.
•We considered regular pay for salaried and hourly employees, overtime, and taxable cash benefits, including cash incentive payments, phone and auto allowances, and referral fee income, for 2019, as reflected by our internal payroll records. We did not consider non-taxable compensation in selecting the median employee. We made annualizing adjustments to the compensation of full time employees who joined us mid- year. We then ranked the 2019 compensation received by all of the employees in our employee population, other than our

Eagle Bancorp, Inc.	44	2021 Proxy Statement

CEO, to determine our median employee.
•For 2020, for the same median employee, we calculated 2020 annual total compensation in the same manner as our named executive officers’ compensation is determined for purposes of the Summary Compensation Table.
Based on this methodology, we determined that:
•The annual total compensation of our median employee was $88,759.
•The annual total compensation of Ms. Riel, our President and Chief Executive Officer, as reflected in the Summary Compensation Table, was $3,609,296.
•The ratio of Ms. Riel’s total compensation for 2020 to that of the median employee was 41 to 1.
Readers should note that because different companies may determine their median employee based on different factors and using different adjustments, assumptions or exclusions, our pay ratio may not be comparable to the pay ratio disclosed by other companies.

Executive Compensation Process
The Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes the overall compensation philosophy and reviews and approves the executive compensation program, including the specific compensation of our executive officers, including the named executive officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers.
The Committee considers information from its compensation consultant and legal counsel, as well our Chief Financial Officer and our Human Resources department, to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target bonus opportunities, actual bonus payments and equity awards for employees with a title of Executive Vice President and above. The Compensation Committee meets on a regularly scheduled basis and at other times, as needed.
The Compensation Committee regularly conducts a review of the executive compensation program to assess whether our compensation elements, actions and decisions (i) are aligned with our vision, mission, values, corporate goals and compensation philosophy, (ii) provide appropriate short term and long term incentives for our executive officers and (iii) are competitive with the compensation of the executives in comparable positions at the companies with which we compete for executive talent.
As part of this process, the Compensation Committee takes into consideration the CEO’s recommendations for NEOs other than the CEO and a competitive market analysis prepared by its independent compensation consultant. In the course of its deliberations, the Compensation Committee also considers competitive positioning, internal equity and our corporate and individual achievements against one or more short term and long term performance objectives. The Compensation Committee considers all of this information in light of their individual experience, knowledge of the Company, knowledge of the peer companies, knowledge of each named executive officer and business judgment in making decisions regarding executive compensation and our executive compensation program.
As part of this process, the Compensation Committee also evaluates the performance of the CEO each year and makes all decisions regarding the CEO’s base salary adjustments, bonus payments and equity awards. The CEO is not present during any of the deliberations regarding the CEO’s own compensation.

Eagle Bancorp, Inc.	45	2021 Proxy Statement

The Role of Our Compensation Advisor
The Compensation Committee has engaged the services of Newcleus Compensation Advisors ("Compensation Advisors") its independent advisor on matters of executive and board compensation (the “Engagement”). Compensation Advisors reports directly to the Committee and provides no other remunerated services to the Company or any of its affiliates. The Company has affirmatively determined that no conflicts of interest exist between the Company and Compensation Advisors or any individuals working on the Company’s account on Compensation Advisors’ behalf. In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Compensation Advisors:
•During 2020, Compensation Advisors provided no services to and received no fees from the Company other than in connection with the Engagement;
•Compensation Advisors has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;
•There are no business or personal relationships between Compensation Advisors and any member of the Compensation Committee other than in respect of (i) the Engagement, or (ii) work performed by Compensation Advisors for any other company, board of directors or compensation committee for whom such Committee member also serves as an independent director;
•No employee of Compensation Advisors owns any stock of the Company; and
•There are no business or personal relationships between Compensation Advisors and any executive officer of the Company other than in respect of the Engagement.
The Role of Management
Input from the CEO is considered by the Compensation Committee regarding the criteria to be used to determine base salary, bonuses and other benefits for named executive officers other than the CEO. Although input from the CEO is considered by the Compensation Committee, the Compensation Committee exercises final authority on compensation matters for all named executive officers. The CEO is not present at meetings during which the CEO’s compensation is discussed and determined.
Competitive Positioning
In making compensation decisions, the Compensation Committee considers the profitability and relative performance of the Company, as well as the intangible value and performance of the Company’s management team. In this review, the Compensation Committee seeks to evaluate executive pay in a manner that ensures future compensation arrangements for the selected executive officers are compliant with regulatory practices, competitive in the marketplace and reflective of the Company’s performance and culture. In this process, the Compensation Committee, with the assistance of the compensation advisor, selects a custom peer group of publicly-traded banks and bank holding companies, and may review other survey data, to help in the review and establishment of executive compensation arrangements.
The 2020 peer group contains 19 public banks between $6.5 billion and $26.2 billion in assets. Our proxy peer group was selected based on several factors, including assets, market capitalization, loan portfolio content, and geography, recognizing the substantial increase in Company assets and market capitalization in the last several years. Six of the institutions from the previous year’s peer group were removed from the list due to differences in business model or corporate structure, assets being under $6 billion or geographical distance. There were no additions to the peer group.

Our Proxy Peers
Atlantic Union Bankshares Corporation	Northwest Bancshares, Inc.
Berkshire Hills Bancorp, Inc.	Provident Financial Services, Inc.
Boston Private Financial Holdings, Inc.	S&T Bancorp, Inc.

Eagle Bancorp, Inc.	46	2021 Proxy Statement

Our Proxy Peers
Brookline Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Community Bank System, Inc.	Tompkins Financial Corporation
ConnectOne Bancorp, Inc.	TowneBank
Dime Community Bancshares, Inc.	United Bankshares, Inc.
Flushing Financial Corporation	WesBanco, Inc.
Independent Bank Corp.	WSFS Financial Corporation
Lakeland Bancorp, Inc.

Eagle Bancorp Peer Group Performance

	Bank	Ticker	City	State	ROAE (%)	ROAA (%)	Net Interest Margin (%)	Efficiency Ratio (%)	NPAs/ Assets (%)	Core EPS Growth	Net Charge-offs/ Avg Loans (%)
					2020Y	2020Y	2020Y	2020Y	2020Y	2020Y	2020Y
1	United Bankshares, Inc.	UBSI	Charleston	WV	7.46	1.20	3.24	54.37	0.59	7.27	0.14
2	Atlantic Union Bankshares Corporation	AUB	Richmond	VA	6.14	0.83	3.32	58.57	0.23	-29.74	0.08
3	WesBanco, Inc.	WSBC	Wheeling	WV	4.60	0.75	3.37	55.73	0.25	-36.70	0.06
4	TowneBank	TOWN	Portsmouth	VA	8.57	1.03	3.18	66.00	0.11	-13.76	0.00
5	Northwest Bancshares, Inc.	NWBI	Warren	PA	5.01	0.57	3.36	66.52	0.77	-28.59	0.27
6	WSFS Financial Corporation	WSFS	Wilmington	DE	6.25	0.88	3.96	54.40	0.42	-48.73	0.08
7	Community Bank System, Inc.	CBU	De Witt	NY	8.12	1.29	3.28	60.34	0.56	-3.36	0.09
8	Sandy Spring Bancorp, Inc.	SASR	Olney	MD	7.24	0.82	3.35	53.56	0.91	-14.13	0.01
9	Berkshire Hills Bancorp, Inc.	BHLB	Boston	MA	-37.52	-4.15	2.75	70.66	0.52	NM	0.54
10	Independent Bank Corp.	INDB	Rockland	MA	7.13	0.96	3.29	55.77	0.51	-31.99	0.07
11	Provident Financial Services, Inc.	PFS	Jersey City	NJ	6.49	0.86	3.06	57.66	0.71	-18.39	0.06
12	S&T Bancorp, Inc.	STBA	Indiana	PA	1.80	0.23	3.38	53.70	NA	NA	1.40
13	Boston Private Financial Holdings, Inc.	BPFH	Boston	MA	5.35	0.49	2.69	71.83	0.24	-43.07	0.03
14	Brookline Bancorp, Inc.	BRKL	Boston	MA	5.09	0.55	3.17	57.38	0.50	-47.15	0.18
15	ConnectOne Bancorp, Inc.	CNOB	Englewood Cliffs	NJ	8.10	0.96	3.46	46.62	0.82	-8.13	0.00
16	Tompkins Financial Corporation	TMP	Ithaca	NY	11.09	1.06	3.31	61.12	0.60	-2.94	0.04
17	Lakeland Bancorp, Inc.	LBAI	Oak Ridge	NJ	7.71	0.80	3.09	56.72	0.47	-21.14	0.03
18	Flushing Financial Corporation	FFIC	Uniondale	NY	5.98	0.47	2.85	66.32	0.26	-5.35	0.06
19	Dime Community Bancshares, Inc.	DCOM	Hauppauge	NY	8.26	0.72	NA	NA	NA	NA	0.04
	25th Percentile				5.22	0.56	3.11	64.78	0.60	-33.17	0.12
	50th Percentile				6.49	0.82	3.28	57.52	0.51	-19.77	0.06
	75th Percentile				7.91	0.96	3.36	54.73	0.26	-7.43	0.04
	95th Percentile				8.82	1.21	3.54	52.52	0.21	-0.39	0.00
	Eagle Bancorp, Inc.	EGBN	Bethesda	MD	10.98	1.28	3.19	39.25	0.59	-0.59	0.26
	Eagle Bancorp, Inc. Percentile Rank				100th	99th	38th	BEST	31st	95th	12th
	Ranking (includes Eagle)				2nd	2nd	12th	1st	12th	2nd	17th
Source: Newcleus Compensation Advisors

Eagle Bancorp, Inc.	47	2021 Proxy Statement

Other Compensation Policies
Chairman Arrangements
As described above under “Board Leadership”, in 2019, Mr. Pozez became Chair of the Board and the Bank and took on increased responsibilities. As a result, the Company, the Bank and Mr. Pozez entered into a Chairman Compensation Agreement, dated as of May 31, 2019 and amended and restated as of December 31, 2019, governing his compensation for service as Chairman of the Board of Directors of the Company and the Bank. Under his amended and restated agreement, Mr. Pozez is currently entitled to an annual retainer of $1,035,000 (subject to automatic increases by an amount not less than 5% of the preceding year’s retainer, as determined by the Compensation Committee). Under the Chairman Compensation Agreement, Mr. Pozez was also entitled to receive an award of shares of restricted stock having a value of $1,937,500 as of the award date, which award was made on February 10, 2020. His award vests in three substantially equal installments commencing on the first anniversary of the date of grant. Due to an oversight, an award of restricted stock with a value of $705,206 that was promised under his original agreement was not granted in 2019, and, upon realizing the error, the Compensation Committee took action on March 27, 2020 to grant him the award with a grant date of April 2, 2020. This award vests in three substantially equal installments commencing on the first anniversary of the date of grant with acceleration of delivery upon his ceasing to be a member of the Board of both the Company and the Bank for any reason. The agreement provides that the Compensation Committee does not intend to make any additional equity awards to Mr. Pozez prior to 2023; however, Mr. Pozez may receive future equity awards as the Compensation Committee determines in its sole discretion. Mr. Pozez is also eligible to participate in any life, disability, health or other insurance benefits as the Company or Bank may make available to nonemployee directors, on the same terms and conditions as other nonemployee directors. The agreement will terminate if Mr. Pozez is not reelected or appointed to the Board of Directors, if he is removed as a director or as Chairman, or if he is not reappointed as Chairman. If the agreement is terminated following a change in control then Mr. Pozez would, subject to execution, delivery and irrevocability of an appropriate release, be entitled to receive a lump sum cash payment equal to 1.99 times the sum of his then current annual compensation and an additional amount intended to approximate his target equity award value for the year in which termination occurs (deemed to be $945,000 in 2020, and 105% of the preceding year’s value in each subsequent year, the “Equity Award Value”), subject in certain cases to limitations to avoid the imposition of certain excise taxes. The agreement contains noncompetition, nonsolicitation, noninterference and nondisparagement provisions which are applicable during the term of the agreement and for a period of two years from the date of termination of the agreement.
The Company, the Bank and Mr. Pozez are also parties to an Amended and Restated Non-Compete Agreement, dated as of December 31, 2019. Mr. Pozez’s non-compete agreement provides that in the event of certain terminations of his service as Chairman following a change in control, as defined in his Chairman Compensation Agreement, and subject to his timely signing and delivering of a General Release and Waiver and subject to his continued compliance with the noncompetition provisions of the noncompete agreement, the Company and Bank shall, for one year following the date on which the release requirement is met, is executed and delivered to the Bank, continue to pay Mr. Pozez monthly in arrears, compensation at the rate being paid as of the termination date, together with an additional amount equal to one-twelfth of the then-current Equity Award Value as of the termination date, for each month of the period during which the officer is in full compliance with the provisions of the agreement. Mr. Pozez agrees that for a period of one year following his termination as Chairman, he will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise engaged in the business of offering retail customer and commercial deposit accounts and/or loan products.

Eagle Bancorp, Inc.	48	2021 Proxy Statement

Clawback Policy
The Board of Directors has adopted a policy relating to the recovery of incentive compensation paid to executive officers in the event of certain restatements of our financial statements. Under this policy, the Board of Directors will seek to recover incentive compensation from an executive officer in the event of a financial restatement to correct material errors, if: (a) the executive officer’s incentive compensation during the prior three years is greater than it would have been if the Company’s financial statements had reflected the financial restatement, (b) the Committee determines in its discretion that the executive officer engaged in fraud or misconduct that caused or materially contributed to the financial restatement, and (c) the Committee, in its sole discretion, determines that is in the best interests of the Company and its shareholders to seek to recover the compensation.
Robust Stock Ownership Guidelines
The Company has adopted a policy requiring that our executive officers and directors own, directly or indirectly, shares of our common stock having a value as follows:
•CEO: 3 times base salary
•Directors: 3 times annual retainers and committee fees
•Executive Officers: 2 times base salary
The persons subject to this requirement have five years after commencing service to attain the requisite ownership levels. Executive officers and directors in office as of the date of the policy was adopted had until December 31, 2020 to satisfy the minimum holdings requirement. Shares associated with our time-vested restricted stock awards (whether or not vested) count towards the holding requirement, but shares underlying unvested PRSUs do not count.
All executive officers and directors required to be in compliance with the ownership guidelines by December 31, 2020 were in compliance except for one NEO. The governance and nominating committee provided a waiver to one NEO who did not meet the threshold as of December 31, 2020, but was again in compliance in February of 2021.
Anti-hedging/Anti-pledging Policies
The Company has adopted a policy prohibiting our executive officers and directors from engaging in any hedging of the Company’s common stock, including buying or selling puts or calls, short sales, or any other hedging transaction. The Company currently does not have any policy prohibiting the hedging of the Company’s common stock that applies to its employees other than its executive officers.
The Company’s policy also limits the ability of directors and executive officers to pledge Company common stock that they own. The policy limits pledging to one-half of the number of shares owned by such person for purposes of the Company’s ownership guidelines, and limits the value of such pledged shares to 25% of the director’s or executive officer’s net worth.
Executive Perquisites
We do not provide any significant perquisites or other personal benefits to our executive officers other than those outlined in the Summary Compensation Table; our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees.
No Tax ‘‘Gross-Ups’’ or Payments
We do not provide any “gross-ups” or tax payments in connection with any cash or equity compensation element or any excise tax “gross-up” or tax reimbursement in connection with any change in control payments or benefits.
Timing and Pricing of Equity Awards
Equity compensation awards for named executive officers and employees are generally approved in the first quarter of each year. Awards may be made periodically for new hires during the year. Awards are based on a number of criteria including the Company’s performance, the relative ranking of the employee within the Company and his or her specific contributions to the success of the Company.

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The grant date is established when the Compensation Committee approves the grant. We set the exercise price for our stock as the closing price on the grant date. Our equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation.
Prohibit Re-Pricing or Exchange
Our equity based compensation plans do not permit re-pricing or exchange of underwater options without shareholder approval.
No Guaranteed Minimum Bonus
Our SEIP does not guarantee any minimum bonus to executive officers.

Risk Assessment of Incentive Compensation Programs
In setting compensation, the Compensation Committee also considers the risks to the Company’s shareholders and the achievement of our goals that may be inherent in our compensation programs. Although a significant portion of some employees’ compensation is performance-based and “at-risk,” we believe our compensation program is appropriately structured and does not pose a material risk to the Company. The Compensation Committee receives feedback from the Chief Risk Officer identifying any risks associated with any named executive officer compensation plans and other employee incentive compensation plans. The report below outlines our process and the steps taken to mitigate any risks that were uncovered in our discussions.

Executive Compensation Plan
Our Chief Risk Officer has reviewed the 2020 SEIP and LTIP and the other 2020 Incentive Plans, and concluded that the incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, and are supported by strong corporate governance, including active and effective oversight by the Board of Directors. The Chief Risk Officer's review considered the incentive plan mix, regulatory guidance pertaining to incentive compensation, design features (including clawback provisions), metrics and targets/thresholds, goal setting, corporate governance protocols and key controls. This feedback was provided to the Compensation Committee. The conclusions were based on the following:
•The SEIP is a formal performance-based plan in which the Compensation Committee is deeply involved. The Board of Directors establishes Company- wide goals early in the 2020 performance year through approval of the budget, and communicates these performance goals to the Compensation Committee for their review and approval. The 2020 SEIP used Company performance as compared to the established 2020 goals. The Compensation Committee is active in setting and approving the Company-wide goals each year. The Compensation Committee also has the ability to make certain discretionary adjustments to payouts under the SEIP as it may deem appropriate.
•The LTIP is a long term performance based equity compensation plan. The LTIP consists of two components, a time-vested award and a performance based award. The Compensation Committee has the discretion to modify final grants as necessary to ensure an appropriate reflection of the Company’s performance and circumstances. The Compensation Committee establishes broad performance goals against budget and third party performance as measured against one or more publicly available industry indices. Once these are presented to the Compensation Committee, the Compensation Committee will discuss and approve, or revise the goals for all named executives.

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•When setting actual officer-specific Company goals, we consider not only our annual budget, but also our strategic initiatives, peer performance and individual goals, which we believe mitigate the risk and keeps executives focused on the long-term success of the Company. The Compensation Committee reviews the individual performance evaluations of named executives each year, not only to determine final award payouts, but also to discuss developmental opportunities for our named executives. In addition, incentives are predicated on satisfactory regulatory reviews as well as individual performance.
•We believe that target and target plus awards are reasonable and competitive based on market research that was provided by our compensation consultant. We also pay out on a pro-rata basis for actual performance results that fall in between threshold, target and target plus levels but not above the established caps. We believe this reduces the likelihood of an executive misstating numbers to reach the next award level or withholding information to count toward the next performance year.
•The Company's Clawback Policy also permits the Company to recover incentive compensation in the event that an executive officer’s misconduct materially contributed to the need for a financial restatement to correct material errors.
The individual named executive officer employment agreements, which have previously been reviewed and approved by the Compensation Committee, provide for the payment to each named executive officer of base salaries, certain insurance benefits, car allowances, and eligibility for participation in our incentive plans, equity compensation plans and other compensation programs we may adopt, as well as certain benefits and payments upon termination or a change in control. None of the agreements provides for any specific mandatory variable or incentive pay, or any other conditional compensation. As such, the Compensation Committee believes that none of such agreements present any material threat to our capital or earnings, encourage taking undue or excessive risks, or encourage manipulation of financial data in order to increase the size of an award.
The 2020 SEIP uses five equally weighted Company-wide goals and eliminates strategic, individual and department goals from the variable component of executive compensation. As with the 2019 SEIP, the Compensation Committee is active in setting and approving the Company-wide goals.

Non-Executive Compensation Plan
Our Chief Risk Officer also reviewed the 2020 incentive programs in which employees who are not executive officers participate, and provided analysis and conclusions to the Compensation Committee. These incentive plans are more business-line specific, and generally include cash incentives based on individual or team performance, residential loans closed (such loans are subsequently sold), collection of loan fees, generation of qualified referrals, establishment of deposit relationships, and other activities that are beneficial to furthering the Company’s businesses. The nature of these incentives significantly limits or avoids risk to the Company.
It was concluded that these incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, promote appropriate sales practices and are supported by strong corporate governance, including active and effective oversight by the Compensation Committee. The Chief Risk Officer considered the incentive plan mix, metrics and targets/thresholds, design features, goal setting, and corporate governance protocols and controls. The following incentive compensation plans were reviewed:
•Under our commercial lending incentive plans, certain employees are compensated with cash incentives for qualifying loans, deposits and other business they produce. A portion of the potential compensation under these plans is tied to individual and/or team performance and paid on an annual basis. There are also components, such as the collection of loan fees and the expansion of existing, or the establishing of new, customer deposit accounts, that are paid quarterly. We believe intrinsic features of these plans and commercial nature of our business protects us against unnecessary risk taking, including the plan modifier that reduces or eliminates incentive payouts when asset quality measures decline or fall below minimum acceptable levels and for unacceptable sales practices.

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•Under the Senior Market Executive Incentive Plans, the incentive awards for CRE and C&I lending are based on total fees collected, and are paid on a quarterly basis. Quarterly loan fee incentive payments are paid at 75%, with the remained paid in conjunction with the annual incentive awards. Fee calculations are capped, although fee amounts in excess of cap is included for aggregation purposes. Because the incentives awards are based on fees booked, the risk to the Company is substantially reduced.
•Under the Residential Lending Operations Incentive Plan, there is an incentive program for loan processors, loan closers, and underwriters. Loan processors and loan closers are paid for each loan closed. Underwriters are paid for each loan dispositioned, regardless of the decision made.
•Under the Insurance Sales and Investment Advisory Services Introduction Incentive Plans, employees are compensated with cash incentives for qualified referrals that are consented to by customers.
All of our incentive plans call for the employee to be in good standing with no adverse written performance documentation. Once an employee receives adverse written documentation for performance, the employee is ineligible to receive incentive payments for a minimum of 90 days.
Residential mortgage loan officers are generally compensated based on loan production. There are separate agreements with each mortgage loan officer outlining his/her individual compensation package.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.

Members of the Compensation Committee
A.Leslie Ludwig, Chair
James A. Soltesz	Benjamin M. Soto
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables
The following tables sets forth a comprehensive overview of the compensation for Ms. Riel, the President and Chief Executive Officer of the Company; Mr. Pozez, the Executive Chairman of the Company; Mr. Levingston, the Chief Financial Officer of the Company; and the three most highly compensated executive officers of the Company. The Summary Compensation Table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s 2011 Employee Stock Purchase Plan.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensat-ion (3)	Change in Pension Value and Non-Qualified Deferred Compensat-ion Earnings (4)	All Other Compensation (5)	Total
Susan G. Riel, President & CEO of Company and Bank	2020	$800,000	$100,000	$1,722,852	$861,001	$38,842	$86,601	$3,609,296
	2019	$690,449	$100,000	$818,111	$1,387,510	$41,316	$90,670	$3,128,056
	2018	$527,883	$--	$729,027	$652,162	$28,166	$83,743	$2,020,981
Charles D. Levingston, EVP; CFO of Company and Bank	2020	$417,514	$--	$400,468	$223,785	$20,700	$21,800	$1,084,267
	2019	$383,040	$--	$376,268	$237,482	$--	$30,241	$1,027,031
	2018	$342,000	$--	$213,751	$208,415	$--	$24,399	$788,565
Antonio F. Marquez, SEVP; President of Commercial Banking	2020	$509,834	$100,000	$638,808	$378,628	$56,224	$29,370	$1,712,864
	2019	$463,485	$100,000	$610,907	$343,876	$52,021	$39,779	$1,610,068
	2018	$421,350	$--	$576,330	$296,673	$48,076	$34,759	$1,377,188
Norman R. Pozez, Executive Chairman of Company and Bank	2020	$--	$--	$2,642,661	$--	$--	$1,026,608	$3,669,269
Lindsey S. Rheaume, EVP, CLO-C&I of Bank	2020	$421,656	$75,000	$389,106	$226,000	$66,749	$29,363	$1,207,874
	2019	$409,375	$75,000	$465,150	$244,026	$60,776	$27,996	$1,282,323
Janice L. Williams, SEVP–CCO of Bank	2020	$510,144	$100,000	$642,369	$378,859	$109,619	$22,363	$1,763,354
	2019	466098	$--	$614,364	$299,390	$101,423	$27,094	$1,508,369
	2018	$423,725	$--	$509,231	$529,656	$93,731	$22,178	$1,578,521
(1)Represents portion of retention bonus paid in calendar year indicated.
(2)For all but Mr. Pozez, represents the grant date fair value of awards of time-vested restricted shares and PRSUs granted in February of the year indicated, but representing compensation for performance in the prior year. For Mr. Pozez, represents the grant date fair value of time-vested restricted shares granted in the year indicated, but in respect of service in 2019 ($705,192) and service in 2020 and 2021 ($1,937,469).
The per-share grant date fair value for PRSUs granted in 2020 with respect to 2019 performance with non-market-based performance conditions was equal to the closing price of the common stock on the date the shares were granted, or $44.60. The per-share grant date fair value for PRSUs granted in 2020 with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology, which resulted in a per-share grant date fair value of $35.78. The grant date fair value for PRSUs granted is based on the probable outcomes of the performance conditions as determined in accordance with FASB ASC Topic 718. The grant date fair value of the PRSUs granted in 2020, assuming the highest level of performance conditions is met, would have been $1,224,938 for Ms. Riel, $284,733 for Mr. Levingston, $454,187 for Mr. Marquez, $276,654 for Mr. Rheaume and $456,719 for Ms. Williams.
For time-vested restricted stock, fair value is based on the Company’s closing price on the date of grant. For awards that are performance-based, compensation expense is recorded based on the probability of achievement of the goals underlying the grant. See Note 17 – Stock-Based Compensation in our 2020 Form 10-K.

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(3)Reflects amounts awarded under the Company’s Senior Executive Incentive Plan. Amounts shown are based on performance in the year indicated and are paid in the following year.
(4)Represents the value of the increase in the named executive officer’s accumulated benefit under such officers SERP, adopted in 2013 (or 2020, in the case of Mr. Levingston), assuming normal retirement at age 67 and a discount rate of 4.5%. Amounts reflected in this column are not currently payable to the named executive officers and are not considered for purposes of determining the identities of the named executive officers. Please refer to the discussion under the caption “SERPs” below, and to the Pension Benefits table below for additional information about the SERPs.
(5)For NEOs other than Mr. Pozez, other compensation reflects the following items: car allowance, insurance premiums, housing, fees earned or paid in cash and 401(k) matching as described in the following table. For Mr. Pozez, other compensation reflects (i) cash fees paid for service as Executive Chairman in accordance with the Chairman Compensation Agreement and (ii) premiums on long term care insurance provided to non-employee directors.

Breakout of Other Compensation

Name	Year	Car Allowance	Insurance Premiums (1)	Housing	Fees Earned or Paid in Cash	401(k) Matching Contributions
Susan G. Riel	2020	$18,000	$8,267	$49,592	$--	$10,742
	2019	$14,538	$20,308	$47,424	$--	$8,400
	2018	$9,000	$19,069	$47,424	$--	$8,250
Charles D. Levingston	2020	$9,000	$2,058	$--	$--	$10,742
	2019	$9,000	$12,841	$--	$--	$8,400
	2018	$9,000	$11,453	$--	$--	$3,946
Antonio F. Marquez	2020	$13,000	$5,628	$--	$--	$10,742
	2019	$13,000	$18,379	$--	$--	$8,400
	2018	$13,000	$16,411	$--	$--	$5,348
Norman R. Pozez	2020	$--	$2,858	$--	$1,023,750	$--
Janice L. Williams	2020	$9,000	$2,621	$--	$--	$10,742
	2019	$9,000	$9,694	$--	$--	$8,400
	2018	$9,000	$8,289	$--	$--	$4,889
Lindsey Rheaume	2020	$12,000	$6621	$--	$--	$10,742
	2019	$12,000	$7,596	$--	$--	$8,400
(1) Insurance premiums in 2019 and 2018 include company funded portion.
Supplemental Executive Retirement Plan
In February 2013, the Bank adopted SERP for certain senior executives, including all of the named executive officers other than Mr. Levingston. In January 2020, the Bank entered into a SERP for Mr. Levingston.
Under the SERP, upon an executive’s retirement, the Bank will pay a stated monthly payment for the executive’s lifetime. The retirement benefit is tied to a percentage of the executive’s projected average base salary over the five years preceding retirement, assuming retirement at age 67. The SERP provides that (a) the benefits vest ratably over six years of service to the Bank, with the executive receiving credit for years of service prior to entering into the SERP, (b) death, disability and change- in-control will be deemed to be retirement resulting in immediate vesting, and (c) the monthly amount will be reduced if retirement occurs earlier than age 67 for any reason other than death, disability or change-in-control. The SERP further provides for a death benefit in the event the executive has not received at least 180 monthly installments of supplemental retirement benefits; the death benefit will be based upon an election by the executive for either a lump sum payment or continued monthly installment payments, such that the executive and the executive’s beneficiary have received payment(s) sufficient to equate to a cumulative 180 monthly installments. The benefits to the named executive officers as of December 31, 2020 are as set forth in the following table.

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Name	Title	Percentage of Projected Salary
Susan G. Riel	President and CEO – Company and Bank	35%
Charles D. Levingston (1)	EVP and CFO – Company and Bank	30%
Antonio F. Marquez	SEVP and CLO – Commercial Real Estate (Bank)	25%
Norman R. Pozez	Executive Chairman of Company and Bank	N/A
Janice L. Williams	SEVP and CCO (Bank)	30%
Lindsey S. Rheaume	EVP and CLO – Commercial and Industrial (Bank)	20%
(1) Mr. Levingston entered into a SERP agreement on January 29, 2020.

The SERP Agreements are unfunded arrangements maintained primarily to provide supplemental retirement benefits and comply with Section 409A of the Internal Revenue Code (the “Code”). The Bank has elected to finance the retirement benefits by purchasing annuities that have been designed to provide a future source of funds for the lifetime retirement benefits of the SERP Agreements. The primary impetus for utilizing annuities is a substantial savings in compensation expense for the Bank as opposed to a traditional SERP. For additional information regarding the SERP, please refer to the table under the caption “Pension Plan.”

Employment and Non-Compete Agreements
Mr. Pozez, the Company and the Bank have entered into a Chairman Compensation Agreement, dated as of May 31, 2019 and amended and restated as of December 31, 2019, governing his compensation for his service as Chair of the Board of Directors of the Company and the Bank. The terms of this agreement are described above under the caption “Chairman Arrangements”. His compensation arrangements were not revised in connection with his appointment as Executive Chairman in March 2020. The compensation under Mr. Pozez's Chairman Compensation Agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.
The Bank and Ms. Riel are parties to an Amended and Restated Employment Agreement, dated as of December 31, 2019, governing her service as President and Chief Executive officer of the Company and Bank. Pursuant to her agreement, Ms. Riel is entitled to a current annual base salary of $800,000, and participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company, including a car allowance of $1,500 per month and a life insurance benefit of $750,000. The compensation under Ms. Riel’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank. Ms. Riel’s agreement provides if her employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), she would be entitled to payment of health insurance premiums under COBRA for one year, and to continued health and life insurance benefits for three years if the termination is in connection with a change in control.
In the event of the termination of Ms. Riel’s employment as a result of her retirement (as defined) on or after June 30, 2021 (other than pursuant to her voluntary termination following a reduction in title, duties, responsibilities or compensation following a change in control), and subject to execution of an appropriate release, she shall be entitled to receive a lump-sum cash payment of one times her salary at the rate being paid as of the termination date. Ms. Riel would be entitled to 1.99 times the sum of her (a) annual salary at the highest rate in effect during the twelve month period immediately preceding her termination date and (b) cash bonus(es) paid in the most recent twelve months if her employment is terminated without cause (as defined) (i) within one hundred twenty (120) days immediately prior to and in conjunction with a change in control or (ii) within twelve (12) months following consummation of a change in control; or within twelve months following consummation of a change in control, her title, duties and or position have been materially reduced such that she is not in comparable positions in the publicly traded holding company

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and in the bank (with materially comparable compensation, benefits, contractual terms and conditions and responsibilities and is located within twenty-five (25) miles of her primary worksite) to the position she held immediately prior to the change in control, and within thirty (30) days after notification of such reduction she notifies the Bank that she is terminating employment due to such change in her employment unless such change is cured within thirty (30) days of such notice by providing her with a comparable position (including materially comparable compensation and benefits and is located within twenty-five (25) miles of her primary worksite).
Each of the four other named executive officers has an amended and restated employment agreement with the Bank. Each of these officers is also entitled to long term care insurance and to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all executive officers and employees of the Bank or the Company. Under each agreement if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), he/she would be entitled to receive continued payment of health insurance premiums under COBRA for one year. In the event of termination of the other named executive officer’s respective employment without cause within 120 days before a change in control, or within 12 months after a change in control, or the reduction in his/her compensation or position or responsibilities, Mr. Levingston, Mr. Marquez, Mr. Rheaume, and Ms. Williams would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) his/her base salary at the highest rate in effect during the 12 months preceding termination, (ii) cash bonuses (incentive plan and discretionary, if any) paid to the officer in the most recent 12 months, as well as three years continuation of health insurance, in each case subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as an “excess parachute payment.”
Ms. Riel and the other named executive officers are also a party to an amended and restated non-compete agreement with the Bank. The non-compete agreements provide that in the event of termination of the officer’s employment by the Bank without “cause” as defined in such officer’s amended and restated employment agreement, including without limitation, in the event of a “change in control” as defined in the officer’s amended and restated employment agreement, or such officer’s resignation following a change in control as provided in the officer’s amended and restated employment agreement (collectively, “Separation”), and subject to the officer timely signing and delivering to the Bank (a) a General Release and Waiver, and such release becoming irrevocable, and (b) continued compliance with the confidentiality and non-competition provisions of the non-compete agreement the Bank shall, for one (1) year following the date on which the release is executed and delivered to the Bank, continue to pay the officer, monthly in arrears, salary at the rate being paid as of the termination date, together with an additional amount equal to one-twelfth of the most recent annual cash bonus (incentive plan and discretionary, if any), if any, for each month of the period during which the officer is in full compliance with the provisions of the agreement.
The non-compete agreements require that for one year after applicable separation, the officer will not, directly or indirectly, in any capacity (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, manager, member, employee, contractor, consultant or otherwise) engage in employment or provide services to any financial services enterprise engaged in the business of offering retail customer and commercial deposit accounts and/or loan products.

Potential Payments Upon Termination or Change in Control
Executive Officers
The estimated amounts to which each of the named executive officers would be entitled if he/she were terminated other than for cause by the Company before a change in control as of December 31, 2020 is set forth in column 2 of the table below. Such amounts represent full payment of amounts due under the non-compete agreements, as well as the cost of health care continuation for one year. Mr. Pozez is not entitled to a severance payment upon a termination other than for cause before a change in control.

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The estimated amounts to which each of the named executive officers other than Mr. Pozez would be entitled to receive upon a termination without cause by the Company or a resignation by the NEO due to adverse changes in employment circumstances in connection with a change in control as of December 31, 2020, are (a) the cash severance payments under the employment agreements, the full amount payable under the non-compete agreements, which are collectively set forth in column 3 of the table below, (b) the value of the accelerated equity awards set forth in column 4 of the table below, and (c) the value of the accelerated vesting of benefits under the SERP in column 5. The sum of these three amounts is set forth in column 6. In addition, pursuant to the terms of the Company’s 2016 Stock Plan, the named executive officers may voluntary resign from their positions within 30 days of the first anniversary of the change in control and receive the accelerated vesting on their outstanding equity awards, the estimated value of which is set forth in column 4 of the table below.
While the Company’s general practice is to provide for double trigger acceleration to executive officers upon a change in control, Mr. Pozez holds one outstanding equity award which provides for single trigger acceleration. The estimated value of the acceleration of this award, along with the estimated value of the acceleration of his outstanding equity award containing a double trigger provision, is set forth in column 4 of the table below. In addition, in the event Mr. Pozez is not reelected or appointed to the Board of Directors, he is removed as a director or as Chairman, or he is not reappointed as Chairman following a change in control as of December 31, 2020, Mr. Pozez would receive the cash severance amounts set forth in column (3) below.
Upon death or disability, the named executive officers would be entitled to receive accelerated vesting of their outstanding equity awards, the estimated value of which is reflected in column 4 below.
For the purposes of the analysis below, we have assumed that outstanding PRSUs will be paid out at the target level.
The named executive officers are subject to a modified cutback, so that if such officers would receive “excess parachute payments” within the meaning of Section 280G of the Code upon a change in control, they will only receive whichever of the following two options will yield a greater after-tax benefit: (i) accepting all of the intended payments and paying the excise tax personally, or (ii) waiving the payments over the excise tax threshold such that no excise tax is payable.

1	2	3	4	5	6
Name	Payment Following Termination Without Cause(A)	Cash Payment Upon Termination in Connection with a Change in Control(B)	Value of Equity Awards Accelerated Upon a Change in Control(C)	Value of SERP Vesting Acceleration	Sum of Amounts Payable Upon a Change in Control (Sum of Columns 3, 4, & 5)(D)
Susan G. Riel	$1,784,441	$6,383,466	$2,515,377	$0	$8,898,843
Charles D. Levingston	$659,142	$1,998,271	$719,776	$526,122	$3,244,169
Antonio F. Marquez	$914,084	$2,856,987	$1,261,880	$219,722	$4,338,589
Norman R. Pozez	$0	$5,920,200	$3,113,979	$0	$9,034,179
Lindsey S. Rheaume	$647,684	$2,147,766	$845,494	$421,031	$3,414,291
Janice L. Williams	$997,290	$2,855,438	$1,236,935	$259,983	$4,352,356
(A)Includes amounts payable under non-compete agreements and the value of one (1) year of health insurance coverage under COBRA, at current rates.
(B)Reflects estimated maximum cash payment upon termination in connection with a change in control . Also, includes the value of three (3) years of health insurance under COBRA, at current rates.
(C)Reflects the value of unvested shares of restricted stock and PRSUs based on the closing price for the Company’s common stock on December 31, 2020 (assuming vesting of the target number of shares subject to the PRSU awards).
(D)Does not reflect adjustment, if any, to total amount for effect of Section 280G limitation.

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Grants of Plan-Based Awards
The payouts under Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflected in the table represent the amount of formula payment which the named executive officer could have earned with respect to 2020 performance under the SEIP if each of the performance targets established by the Compensation Committee were achieved. The following table presents information regarding awards made during 2020 to named executive officers under the Company’s 2016 Stock Plan and SEIP. The amounts reflected under All Other Stock Awards and Grant Date Fair Value of Stock and Option Awards reflect the shares of restricted stock and PRSUs issued in 2020 under the 2020 Long Term Incentive Plan and the 2016 Stock Plan.
The payouts under Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflected in the table represent the amount of formula payment which the named executive officer could have earned with respect to 2020 performance under the SEIP target level of performance established by the Compensation Committee with threshold set at 85% of target and target plus set at 115% of target. The aggregate amount that could be earned by our current named executive officers, at the target level, represented from 95% to 225% of salary in 2020. Actual payouts are subject to a Cap as previously described.
A portion of the aggregate amount is subject to the achievement of designated Company performance targets. No amounts are payable if the Company does not achieve at least 85% of the adjusted net income goal. If at least the threshold performance metric is met, proportional payouts are made if performance is between payout levels. The targets were established with the expectation that the goals were stretch goals, representing performance standards in excess of expected results. The attainment of target-plus levels poses highly challenging goals to performance achievement and represents a substantial percentage return on incentive costs. The actual amounts earned with respect to 2020 performance, which reflect payments for achievement of results in certain categories in excess of target levels, are reflected in the Summary Compensation Table for 2020 in the column labeled “Nonequity Incentive Plan Compensation.”
The table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers during 2020 under the Company’s 2011 Employee Stock Purchase Plan, which is generally available to substantially all employees.

Eagle Bancorp, Inc.	58	2021 Proxy Statement

	Grant Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards at Target
			Threshold	Target	Target Plus	Cap	Threshold	Target	Stretch / Maximum
Susan G Riel	2/16/2020	SEIP	$1,000,000	$1,800,000	$2,400,000	$2,600,000	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	20,319	$906,227
	2/10/2020	PRSUs	N/A	N/A	N/A	N/A	10,160	20,319	30,479	--	$409,055
Charles D. Levingston	2/16/2020	SEIP	$292,260	$396,638	$438,390	$480,141	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,723	$210,646
	2/10/2020	PRSUs	N/A	N/A	N/A	N/A	2,362	4,723	7,085	--	$189,822
Antonio F. Marquez	2/16/2020	SEIP	$509,834	$637,293	$764,751	$892,210	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,534	$336,016
	2/10/2020	PRSUs	N/A	N/A	N/A	N/A	3,768	7,534	11,301	--	$302,791
Norman R. Pozez	N/A	SEIP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	43,441	$1,937,469
	4/02/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24,068	$705,192
	N/A	PRSUs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	--	--
Lindsey S. Rheaume	2/16/2020	SEIP	$295,152	$400,564	$442,728	$484,893	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,589	$204,669
	2/10/2020	PRSUs	N/A	N/A	N/A	N/A	2,295	4,589	6,884	--	$184,436
Janice L. Williams	2/16/2020	SEIP	$510,144	$637,680	$765,216	$892,752	N/A	N/A	N/A	--	--
	2/10/2020	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,576	$337,890
	2/10/2020	PRSUs	N/A	N/A	N/A	N/A	3,788	7,576	11,364	--	$304,479

Eagle Bancorp, Inc.	59	2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock-based awards that have not vested for each NEO outstanding as of December 31, 2020. As of December 31, 2020 there were no outstanding unexercised options.

Name	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Susan G. Riel	--	--	6,030 (2)	$249,039
	2,010 (3)	$83,013	--	--
	--	--	7,336 (4)	$302,977
	4,891 (5)	$201,998	--	--
	--	--	20,319 (6)	$839,175
	20,319 (7)	$839,175	--	--
Charles D. Levingston	--	--	1,768 (2)	$73,018
	590 (3)	$24,367	--	--
	--	--	3,374 (4)	$139,346
	2,250 (5)	$92,925	--	--
	--	--	4,723 (6)	$195,060
	4,723 (7)	$195,060	--	--

Eagle Bancorp, Inc.	60	2020 Proxy Statement

Name	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Antonio F. Marquez	--	--	4,767 (2)	$196,877
	1,589 (3)	$65,626	--	--
	--	--	5,478 (4)	$226,241
	3,652 (5)	$150,828	--	--
	--	--	7,534 (6)	$311,154
	7,534 (7)	$311,154	--	--
Norman R. Pozez	1,314 (3)	$54,268	--	--
	6,576 (5)	$271,589	--	--
	43,441 (8)	$1,794,113	--	--
	24,068 (9)	$994,008	--	--
Lindsey S. Rheaume	--	--	3,256 (2)	$134,473
	1,086 (3)	$44,852	--	--
	--	--	4,171 (4)	$172,262
	4,589 (5)	$189,526	--	--
	--	--	4,589 (6)	$189,526
	4,589 (7)	$189,526	--	--
Janice L. Williams	--	--	4,212 (2)	$173,956
	1,404 (3)	$57,985	--	--
	--	--	5,509 (4)	$227,522
	3,673 (5)	$151,695	--	--
	--	--	7,576 (6)	$312,889
	7,576 (7)	$312,889	--	--
(1)Based on the $41.30 closing price of the common stock on December 31, 2020.
(2)Represents 2018 grant of PRSUs (assuming target performance) pursuant to the Company’s 2016 Stock Plan, granted on February 12, 2018. Award vests in one installment on the third anniversary of the date of grant if underlying performance goals relating to three-year measurement period are met.
(3)Represents 2018 grant of time-vested restricted stock pursuant to the Company’s 2016 Stock Plan, granted on February 12, 2018. Award vests in three equal annual installments commencing on the first anniversary of the date of grant.
(4)Represents 2019 grant of PRSUs (assuming target performance) pursuant to the Company’s 2016 Stock Plan, granted on February 11, 2019. Award vests in one installment on the third anniversary of the date of grant if underlying performance goals relating to three-year measurement period are met.
(5)Represents 2019 grant of time-vested restricted stock pursuant to the Company’s 2016 Stock Plan, granted on February 11, 2019. Award vests in three equal annual installments commencing on the first anniversary of the date of grant.
(6)Represents 2020 grant of PRSUs (assuming target performance) pursuant to the Company’s 2016 Stock Plan, granted on February 10, 2020. Award vests in one installment based on continued service through December 31, 2022 if underlying performance goals relating to three-year measurement period are met.
(7)Represents 2020 grant of time-vested restricted stock pursuant to the Company’s 2016 Stock Plan, granted on February 10, 2020. Award vests in three equal annual installments commencing on the first anniversary of the date of grant.
(8)Represents time-vested restricted shares, granted on February 10, 2020 in respect of service in 2019. Award vests in three equal annual installments commencing on the first anniversary of the date of grant.
(9)Represents grant of time-vested restricted shares, granted on April 2, 2020. Award vests in three equal annual installments commencing on the first anniversary of the date of grant.

Eagle Bancorp, Inc.	61	2020 Proxy Statement

Options Exercised and Stock Vested
The following table sets forth information regarding shares of restricted stock held by named executive officers which vested during 2020, and the value realized upon such vesting based on the closing price on the vesting date. No options were exercised by the named executive officers during 2020. The following table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s 2011 Employee Stock Purchase Plan. Readers should note that the grant date fair value of awards, the vesting and exercise of which is disclosed below, has been included in prior years in the compensation of named executive officers, and therefore does not represent additional compensation paid by the Company.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Susan G. Riel	--	--	6,827	$304,191
Charles D. Levingston	--	--	1,713	$76,265
Antonio F. Marquez	--	--	6,478	$288,525
Norman R. Pozez	--	--	5,784	$ 258,334
Lindsey S. Rheaume	--	--	4,408	$196,320
Janice L. Williams	--	--	5,982	$266,421

Employee Benefit Plans
The Bank provides a benefit program that includes health and dental insurance, life and long term and short-term disability insurance, and a 401(k) plan under which the Company makes matching contributions up to 4% of an employee’s salary (matching increased from 3% to 4% at the beginning of the second quarter of 2020), for all officers and employees working 1,000 hours or more in a calendar year. Executive officers and directors also are provided long term care insurance. The Company also maintains the 2011 Employee Stock Purchase Plan, which is a qualified plan under Section 423 of the Internal Revenue Code (the “ESPP”). Under the ESPP, substantially all employees (other than certain part time employees, those who have not been with the Company for at least six months, and employees who are greater than 5% shareholders), are eligible to purchase shares of the Company’s common stock at a discount to the market price.

Pension Benefits
The following table provides information regarding the present value of the accumulated benefit to each of the named executive officers based on the number of years of credited service under the SERP as of December 31, 2020. Please refer to the discussion under the caption “Supplemental Executive Retirement Plan” and accompanying the Summary Compensation Table for additional information regarding the SERP.

Eagle Bancorp, Inc.	62	2020 Proxy Statement

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year
Susan G. Riel	Supplemental Executive Retirement and Death Benefit Agreement	23	$1,809,142	$--
Charles Levingston	Supplemental Executive Retirement and Death Benefit Agreement	9	$20,700	$--
Antonio F. Marquez	Supplemental Executive Retirement and Death Benefit Agreement	10	$344,893	$--
Norman R. Pozez	Supplemental Executive Retirement and Death Benefit Agreement	N/A	N/A	N/A
Lindsey S. Rheaume	Supplemental Executive Retirement and Death Benefit Agreement	5	$169,439	$--
Janice L. Williams	Supplemental Executive Retirement and Death Benefit Agreement	18	$671,842	$--
(1)Calculated based on the utilization of the unit credit actuarial method for quantifying accumulated benefits, based on an annuity product which is used to finance the benefits and a discount rate of 4.50%.

Certain Relationships and Related Party Transactions
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company’s directors, executive officers, and their related parties. There are three types of related party transactions, including (1) loans to related parties, (2) transactions with related parties that are vendors to the Company (fee-based), and (3) salary adjustments and promotions of employees that are related to directors or executive officers. All of such transactions have been on substantially the same terms, including interest rates, maturities, collateral requirements, fees paid, salary/total compensation, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such related party loans are performing and none of such loans are disclosed as nonaccrual, past due, restructured or potential problem loans.
The Board and its committees are actively involved in reviewing, approving and monitoring related party transactions. Although The Audit Committee reviews all such activity, the approval role of the committee was removed in 2020 due to the fact that its role is to oversee the effectiveness of the controls associated with the approval and monitoring of such transactions (the Audit Committee cannot both approve such transactions and oversee the internal audits pertaining to the effectiveness of associated controls). The Board-level approval of such transactions was changed in 2020 to be more aligned with the three types of related party transactions, as follows:
•Related party loan requests are reviewed and approved by the Directors’ Loan Committee;
•Vendor related party transaction requests are reviewed and approved by the Risk Committee; and
•Related party compensation adjustments and promotion requests are reviewed and approved by the Compensation Committee.

Eagle Bancorp, Inc.	63	2020 Proxy Statement

As noted earlier, all related party transactions are reported to the Audit Committee for their review, and similarly such transaction are reported to the Board.
The EagleBank Foundation, a 501(c)(3) non-profit, raising over $4.6 million (since inception) to improve the well-being of our community by providing financial support to local charitable organizations that help foster and strengthen vibrant, healthy, cultural and sustainable communities. During 2020, the Company and its subsidiaries paid $190,000 to the EagleBank Foundation to support its donations to various charities.
Ryan Riel, the son of Ms. Riel, is employed by the Bank as a Senior Market Executive. For 2020, Mr. Riel’s total compensation was $890,448, including 2020 base earnings, and incentive bonus payments paid in 2020 and awards of restricted stock made in 2021 for performance year 2020. Mr. Riel’s compensation is determined on the same basis as all other comparable employees, and is determined by the Compensation Committee, without any participation or input by Ms. Riel.
William Sherrill, a son-in-law of Ms. Riel, is employed by the Bank as a Senior Mortgage Banker. During 2020, Mr. Sherrill’s total compensation was $197,218, which was primarily commission and incentive income. Mr. Sherrill’s compensation is determined on the same basis as other comparable employees under a defined commission plan, without any participation or input by Ms. Riel.

Vote Required and Board Recommendation
As this is an uncontested election of directors, our Articles of Incorporation and Bylaws provide that directors are elected by a plurality of the votes cast in the election; provided, however, that any nominee who does not receive more votes cast than are withheld or cast against such nominee, must, immediately after the certification of the shareholder vote, submit his or her resignation, subject to acceptance or declination by the Board of Directors, to be effective upon the first to occur of (i) acceptance by the Board of Directors or (ii) 120 days after the date of the certification.

Proposal 1: The Board of Directors recommends that shareholders vote FOR each of the nominees for election as directors.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021. Representatives of Crowe are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire. Services provided to the Company and its subsidiaries by the Company's prior independent registered public accounting firm, Dixon Hughes Goodman LLP ("DHG") in 2020 are described under “Fees Paid to Independent Accounting Firms” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee and under the caption “Election of Directors - Meetings, Committees and Procedures of the Board of Directors.”

Change in Independent Registered Public Accounting Firm
As discussed in the Current Reports on Form 8-K filed by the Company with the SEC on October 7, 2020, January 7, 2021 and March 29, 2021, the Audit Committee determined to review the selection of the Company’s independent auditor for the fiscal year ending December 31, 2021 and issued a Request for

Eagle Bancorp, Inc.	64	2020 Proxy Statement

Proposal (the “RFP”) to several independent accounting firms to conduct a competitive process to engage an independent registered public accounting firm. DHG declined to stand for re-appointment as the Company’s independent auditor for the fiscal year ending December 31, 2021, following the completion of the audit of the fiscal year ended December 31, 2020. As a result of the RFP process and following careful deliberation, on January 7, 2021, the Audit Committee engaged Crowe as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.
In deciding to engage Crowe, the Audit Committee reviewed auditor independence and existing commercial relationships with Crowe, and concluded that Crowe has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2019 and 2020, and the subsequent interim periods through March 23, 2021, neither the Company nor anyone on its behalf has consulted with Crowe regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K. In facilitating the transition between DHG and Crowe, the Company has authorized DHG to respond fully to Crowe’s inquiries concerning all matters related to the periods audited by DHG, including the subject matter of the material weakness described below.
During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period ending March 23, 2021, there were no disagreements, either resolved to DHG’s satisfaction or not, between the Company and DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.
For the fiscal year ended December 31, 2019, DHG’s report on the Company’s financial statements did not contain a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. DHG’s report on the Company's internal control over financial reporting for the fiscal year ended December 31, 2019 contained an adverse opinion with respect to the Company’s internal control over financial reporting as of December 31, 2019. As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, management concluded that the Company had not maintained effective internal control over financial reporting as of December 31, 2019 due to the material weakness described in the Form 10-K. During the fiscal year ended December 31, 2019, there were no other “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
DHG’s report on the financial statements of the Company included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 did not contain an adverse opinion, a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. DHG also issued an unqualified opinion that the Company had maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020. Other than as described above, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended December 31, 2020 and the subsequent interim period ending March 23, 2021.
Prior to filing, the Company provided DHG with a copy of the disclosures that it made in the Current Report on Form 8-K that was filed with the SEC on March 29, 2021. The Company requested that DHG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made therein (and, if not, stating the respects in which it does not agree). A copy of DHG’s letter, dated March 23, 2021, was attached thereto as Exhibit 16.1.

Eagle Bancorp, Inc.	65	2020 Proxy Statement

Fees Paid to Independent Accounting Firm
Audit Fees
During 2020, the aggregate amount of fees billed to the Company by DHG for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $679,597. In 2019, DHG billed $727,510 for such services.
Audit–Related Fees
During 2020, the aggregate amount of fees billed to the Company by DHG for services related to the performance of other audit services was $47,832. These services included services in connection with the Company’s securities and regulatory filings and GNMA and HUD audits. During 2019, the aggregate amount of fees billed to the Company by DHG for services related to the performance of other audit services was $93,750. These services included services in connection with securities and regulatory filings, GNMA and HUD audits.
Tax Fees
During 2020, DHG did not bill the Company for tax advice, compliance or planning services. During 2019, the aggregate amount of fees billed to the Company by DHG for services related to tax advice, compliance and planning services was $86,185.
All Other Fees
No other fees were billed to the Company by DHG for years 2020 or 2019.
None of the engagements of DHG to provide non-audit services were made pursuant to the de minimis exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s Audit Committee charter. Audit services may not be approved under the de minimis exception.
Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast on the proposal is required for approval of the ratification of the appointment of the independent registered public accounting firm. If the shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Crowe, and may retain Crowe or another firm, without resubmitting the matter to shareholders.

Proposal 2: The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Crowe as the Company’s independent registered public accounting firm.

Proposal 3: To Approve the Adoption of the Company's 2021 Equity Incentive Plan
On February 16, 2021, the Compensation Committee of our Board recommended that our Board approve the Eagle Bancorp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and submit the 2021 Plan to a vote of our shareholders. On March 31, 2021, our Board approved the 2021 Plan, subject to shareholder approval, and directed that the 2021 Plan be submitted to our shareholders for their approval at our 2021 annual meeting of shareholders. If approved by our shareholders, the 2021 Plan will become effective as of the date of approval and no further awards will be made under the Eagle Bancorp, Inc. 2016 Stock Plan (the “2016 Plan”). If this proposal is not approved by our shareholders, the 2021 Plan will not become effective, and the 2016 Plan will remain in effect in accordance with its present terms.

Eagle Bancorp, Inc.	66	2020 Proxy Statement

The purpose of the 2021 Plan is to enable the Company and its affiliates to recruit and retain highly qualified employees, directors and consultants, and to provide them with an incentive for productivity and an opportunity to share in the growth and value of the Company.
The proposed 2021 Plan will make 1,300,000 shares of our common stock available for issuance to eligible participants.
Background and Reason for the Proposal
Equity compensation has historically been a key element of our compensation program. The ability to grant equity and equity derivative awards is essential to our ability to attract and retain highly talented employees. Without the ability to grant such awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We adopted the 2021 Plan to have a share reserve over approximately the next 5 years to provide equity-based incentives to eligible service providers who are selected to receive awards under the 2021 Plan.
Summary of the 2021 Plan
The principal provisions of the 2021 Plan are summarized below. This summary is qualified in its entirety by reference to the actual 2021 Plan proposed in this proxy statement, a copy of which is attached as Appendix A.
Administration
The 2021 Plan vests the power to administer and interpret the 2021 Plan in a committee designated by the Board. Our Board has designated the Compensation Committee as the committee authorized to administer the 2021 Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, approve forms of award agreement to be used for awards under the 2021 Plan, and accelerate the vesting or exercisability of an outstanding award. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law and the Company’s governing documents, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.
Unless shareholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the 2021 Plan at any time.
Eligibility
Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2021 Plan. As of March 25, 2021, the Company employed or engaged approximately 136 employees, 9 non-employee directors, no consultants and no other service providers who would be eligible to participate in the 2021 Plan. Participants will be selected in the discretion of the Compensation Committee.
Shares of Stock Available for Issuance
Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2021 Plan in connection with awards is 1,300,000 (the “Share Pool”).
If the 2021 Plan is approved by our shareholders, no further awards will be made under the 2016 Plan. As of March 25, 2021, there were 261,884 shares of common stock that remained available for issuance under the 2016 Plan. However, if any award previously granted under the 2016 Plan expires, terminates, is canceled or is forfeited for any reason after the approval of the 2021 Plan, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the 2021 Plan. As of March 25, 2021, awards with respect to an aggregate of 433,850 shares of our common stock were outstanding under the 2016 Plan.

Eagle Bancorp, Inc.	67	2020 Proxy Statement

If any award granted under the 2021 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2021 Plan. However, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will not again become available for new grants under the 2021 Plan.
Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity will not reduce the Share Pool.
The closing market value of a share of our common stock as of March 25, 2021 was $53.35.
Adjustments
In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the 2021 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2021 Plan or outstanding awards, in each case as it determines to be equitable.
Vesting
The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, and/or other factors in the Compensation Committee’s discretion.
Types of Awards
The 2021 Plan provides for the grant of the following equity-based incentive awards to participants: (i) non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) other stock-based awards.
•Non-Qualified Stock Options. A non-qualified stock option entitles the holder to purchase from us a stated number of shares of common stock at a stated price. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years.
Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the option holder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.
•Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right granted under the 2021 Plan shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may generally be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.
Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a

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period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s employment with us (or our affiliates) is terminated for “cause” (as defined in the 2021 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s employment terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.
•Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the forfeiture restrictions will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.
•Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.
•Other Stock-Based Awards. Other stock-based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of an other stock-based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.
Change in Control
In the event of a change in control (as defined in the 2021 Plan), the Compensation Committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any award in exchange for a substitute award; (iv) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; or (v) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market

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value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration). In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to shareholders in connection with the change in control.
Repricing
Neither the Board nor the Compensation Committee may, without obtaining prior approval of our shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2021 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the 2021 Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the 2021 Plan.
Federal Income Tax Consequences
The federal income tax consequences arising with respect to grants awarded under the 2021 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the 2021 Plan. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the 2021 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.
Under the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, a grant under the 2021 Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the 2021 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by Section 162(m) of the Code.
•Non-Qualified Stock Options. There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.
When a participant sells shares of stock acquired through the exercise of a non-qualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.
•Stock Appreciation Rights. There are generally no federal income tax consequences to a participant or to the Company upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the value of the shares or cash received is taxable to the participant as ordinary income. The Company will generally be entitled to a corresponding tax federal income deduction.

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When a participant sells shares of stock acquired through the exercise of a stock appreciation right, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.
•Restricted Stock. A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.
A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.
•Restricted Stock Units. There are generally no federal income tax consequences to a participant or to the Company upon the grant of a restricted stock unit. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.
Miscellaneous
Generally, awards granted under the 2021 Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the Compensation Committee may authorize the withholding of shares subject to the award to satisfy required tax withholding.
Subject to any required shareholder approval, the Board may at any time terminate or make such amendments or modifications of the 2021 Plan as the Board may deem advisable. However, no such amendment may adversely change the terms of an outstanding award, without the participant’s consent. If not sooner terminated by the Board, the 2021 Plan will expire ten years after it is approved by the Company’s shareholders.

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Equity Compensation Plan Information
The table below sets forth information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2020.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by shareholders (2)	96,431	$36.96	836,495 (3)
Equity Compensation Plans not approved by shareholders	--	--	--
Total	96,431	$36.96	836,495
(1)Column (a) includes (i) shares underlying outstanding unvested PRSUs based on the target amount of PRSUs that can be earned and (ii) shares underlying outstanding stock. Because there is no exercise price for PRSUs, such awards are not included in the weighted-average exercise price in column (b).
(2)Consists of the Company’s 2016 Stock Plan, 2011 Employee Stock Purchase Plan, 2006 Stock Plan, and the VHB 2010 Long-Term Incentive Plan.
(3)Shares available for issuance under the 2016 Stock Plan and the 2011 Employee Stock Purchase Plan.

Equity Compensation Plan Information as of March 25, 2021
The Equity Compensation Plan information above is updated by the following information regarding all of our equity compensation plans other than the 2011 Employee Stock Purchase Plan as of March 25, 2021.
•Outstanding stock options: 5,789
•Weighted average exercise price of outstanding stock options: $36.96
•Weighted average remaining contractual term of outstanding stock options: 5.46 years
•Unvested restricted stock (315,282) and PRSUs outstanding, assuming PRSUs are achieved at target (118,568) for a total of: 433,850
•Shares available for new awards: 261,884 (under the 2016 Stock Plan)
If the 2021 Plan is approved, no further awards will be made under the 2016 Plan and there will be 1,300,000 shares authorized under the 2021 Plan for grants on and after May 20, 2021, minus the number of shares subject to awards issued under the 2016 Plan after March 25, 2021 and prior to May 20, 2021 (if any).
New Plan Benefits
If the 2021 Plan is approved by shareholders, awards under the 2021 Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the number, name or positions of persons who will benefit from the 2021 Plan, if it is approved by shareholders, or the terms of any such benefits.

Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast on the proposal is required for approval of the 2021 Plan. If the shareholders fail to approve the 2021 Plan, the 2021 Plan will not be adopted and the Company may not be able to continue to incentivize employees with equity awards.
Proposal 3: The Board of Directors recommends that shareholders vote FOR the Approval of the 2021 Equity Incentive Plan

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Proposal 4: To Approve the Adoption of the Company's 2021 Employee Stock Purchase Plan
On February 16, 2021, the Compensation Committee recommended that our Board approve the Eagle Bancorp, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) and submit the ESPP to a vote of our shareholders. On March 31, 2021, our Board approved the ESPP, subject to shareholder approval, and directed that the ESPP be submitted to our shareholders for approval at our 2021 annual meeting of shareholders. If this proposal is not approved by our shareholders, the ESPP, by its terms, will automatically terminate and any payroll contributions made under the ESPP will be returned without interest to the participants.
Background and Reason for the Proposal
The purpose of the ESPP is to encourage the purchase of common stock by our employees, to provide employees with a personal stake in our business and to help us retain our employees by providing a long range inducement for such employees to remain in our employ. The ESPP, if approved, will be qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). If a plan is qualified under Section 423, employees who participate in the plan enjoy certain tax advantages, as described below.
We currently maintain the Eagle Bancorp, Inc. 2011 Employee Stock Purchase Plan (the “2011 ESPP”), which expired on March 31, 2021. We are requesting that our shareholders approve the ESPP so that, following the expiration of the 2011 ESPP, we may continue offering our employees the opportunity to participate in an employee stock purchase plan.
The principal provisions of the ESPP are summarized below. This summary is qualified in its entirety by reference to the actual ESPP proposed in this proxy statement, a copy of which is attached as Appendix B
General
The ESPP allows our employees to purchase shares of our common stock at a discount, without being subject to tax until they sell the shares, and without having to pay any brokerage commissions with respect to the purchases. The ESPP became effective on March 31, 2021, with the initial offering period beginning April 1, 2021. If the ESPP is not approved by the Company’s shareholders, all contributions made to the ESPP will be returned to any participants (without interest) and the ESPP will be terminated.
Shares Subject to the ESPP
The ESPP provides employees with the right to purchase shares of common stock through payroll deductions. A total of 200,000 shares are available for purchase under the ESPP, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of our common stock are increased or decreased through split-ups, reclassifications, stock dividends or similar changes.
The closing market value of a share of our common stock as of March 25, 2021 was $53.35.
Administration
The ESPP may be administered by the Board, which may delegate responsibility for administration to a committee of the Board. Subject to the terms of the ESPP, the Board (or committee, if applicable) has authority to interpret the ESPP, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the ESPP. Our Board has designated the Compensation Committee as the committee authorized to administer the ESPP.

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Eligibility
Subject to the further eligibility criteria below, only employees of the Company are permitted to participate in the ESPP. Each employee who as of the commencement of an offering period has been employed by the Company or EagleBank for at least 12 months and who customarily works more than 20 hours per week is eligible to participate in the ESPP. Notwithstanding the foregoing, an employee who either (a) does not customarily work more than 5 months in any calendar year or (b) who, after purchasing our common stock under the ESPP, would own 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary corporation, is not eligible to participate. For this purpose, ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code.
As of March 25, 2021, the Company employed approximately 416 employees who would be eligible to participate in the ESPP.
Participation in the ESPP
Stock will be available to be purchased every three months. Offering periods generally run from January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each year. Shares will be purchased on the last business day in each offering period, as applicable. The purchase price per share will be 85% of the lesser of: (i) the fair market value per share on the offering commencement date or (ii) the fair market value per share on the applicable purchase date.
An eligible employee who wishes to participate in the ESPP must file an election form by the date specified by the plan administrator prior to the applicable offering period. Each participant will have payroll deductions made from the participant’s compensation on each regular payday during the time the participant is enrolled in the ESPP. All payroll deductions will be credited to the participant’s account under the ESPP. A participant who is on an approved leave of absence may authorize continuing payroll deductions through the earlier of the next offering period end date or the 90th day of such approved leave of absence.
If the total number of shares for which purchase rights are exercised at the end of a three-month offering period exceeds the maximum number of shares available under the ESPP, the board of directors (or committee, if applicable) will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be returned to the participant, without interest, as soon as practicable following the end of the offering period.
A participant may discontinue participation in the ESPP at any time, but no other change can be made during an offering period. A participant may change the amount of payroll deductions for subsequent offerings by giving timely written notice of such change to the plan administrator prior to the beginning of an offering period.
A participant may elect to withdraw all, but not less than all, of the balance credited to the participant’s account by providing a timely termination form to the plan administrator prior to the end of an offering period. All amounts credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant.
Contribution Limit
Under the rules of the Code, an employee is not permitted to purchase stock under the ESPP which was worth more than $25,000 in fair market value for each calendar year. Under the ESPP, no participant can purchase more than the number of shares obtained by dividing $6,250 by the fair market value of a share on the applicable purchase date. If a participant’s contributions for an offering period would allow the participant to purchase a number of shares that exceed this limit, then any such excess contributions will be returned to the participant without interest and will not be used to purchase shares under the ESPP.
Securities under the ESPP
Shares purchased under the ESPP will be issued from our authorized but unissued or reacquired shares, including shares purchased on the open market. We will pay all fees and expenses incurred, excluding individual federal, state, local or other taxes, in connection with the ESPP.

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Termination of Employment
If a participant’s employment terminates for any reason other than death, all amounts credited to such participant’s account will be returned to the participant, prior to the purchase of shares for such period. If a participant’s employment terminates due to death or the participant dies after termination of employment but before the participant’s account has been returned, all amounts credited to such participant’s account will be returned to the participant’s beneficiary or other successor-in-interest.
Transferability of ESPP Interest
An employee’s rights under the ESPP belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime.
Certain Tax Effects of ESPP Participation
The following summary is intended only as a guide to the current federal income tax consequences of participation under the ESPP and does not purport to address all of the federal or other tax consequences that may be applicable to any particular participant. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local laws. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the ESPP. Tax laws are subject to change.
Amounts deducted from a participant’s pay under the ESPP are part of a participant’s regular compensation and remain subject to federal, state and local income and employment taxes. A participant in the ESPP will not be subject to federal income tax when the participant elects to participate in the ESPP or when the participant purchases shares under the ESPP. Instead, the participant will become subject to tax upon the earlier of the following: (1) the year in which the participant makes a sale or other disposition of the shares; or (2) the year of the participant’s death if the participant has not made a sale or other disposition of the shares. The rules for determining the amount of taxable ordinary income (as opposed to capital gain) to be reported in the participant’s federal income tax return for that year are summarized below.
Generally, in order to meet the requirements for beneficial tax treatment under Section 423 of the Code, a participant must not dispose of shares within two years after the date such shares were transferred to the participant under the ESPP. If the participant disposes of the shares after the expiration of this required holding period, at the time of disposition of the shares, the participant must include in ordinary taxable income the lesser of: (1) the purchase price discount and (2) the entire gain on the sale. Any balance is taxable at long-term capital gain rates. If the participant disposes of the shares before the expiration of the required holding period, the participant must include the purchase price discount as ordinary taxable income at the time of disposition of the shares. This amount must be reported as ordinary income even if the participant made no profit or realized a loss on the sale of the shares or gave them away as a gift. Any additional gain (or loss) on the sale of the shares is taxable as either long-term or short-term capital gain (or loss), as the case may be.
When the participant reports ordinary income as described above, the amount so reported is added to the purchase price of the shares and this sum becomes the participant’s “basis” for the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares. There are special rules regarding the tax basis of a person who is given the shares by the participant and the tax basis of the participant’s estate for shares acquired by it as a result of the participant’s death. The Company will not generally be entitled to a deduction with respect to shares purchased under the ESPP; however, if the participant must report ordinary income because of a disposition of shares purchased under the ESPP prior to the expiration of the required holding period, we will be entitled to a deduction from our income in an amount equal to the ordinary income the participant reports.
Generally, under the ESSP we are permitted to withhold from the participant’s compensation amounts necessary to satisfy applicable tax withholding obligations, to the extent applicable.

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Amendment and Termination of the ESPP
If approved by our shareholders, the ESPP will terminate once the maximum number of shares that may be offered under the ESPP have been issued, or if earlier, upon a change in control of the Company. In addition, our Board (or the committee, if applicable) has the right to amend, modify or terminate the ESPP at any time without notice, provided that upon any termination, all shares or unapplied payroll deductions will be distributed to participants, and provided further, that no amendment will affect the right of a participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. We may seek shareholder approval of an amendment to the ESPP if such approval is determined to be required by or advisable under the Code, the rules of any stock exchange or system on which the shares are listed or other applicable law or regulation.
New Plan Benefits
We cannot determine the benefits or amounts that will be received or allocated to certain groups of our employees because benefits under the ESPP depend on employees’ elections to participate and the fair market value of shares of common stock at various future dates. However, non-employee directors, as a class, would not receive any amount or benefit pursuant to the ESPP, because our non-employee directors are not eligible to participate in the ESPP.

Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast on the proposal is required for approval of the ESPP. If the shareholders fail to approve the ESPP, the ESPP will not be adopted and the Company will not be able to continue to provide employees with the opportunity to purchase Company stock.
Proposal 4: The Board of Directors recommends that shareholders vote FOR the approval of our 2021 Employee Stock Purchase Plan.

Proposal 5: Non-Binding Advisory Vote on Executive Compensation
Section 14A of the Exchange Act, added as Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules of the SEC adopted thereunder (“Section 14A”), requires that a separate, advisory, shareholder resolution to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC, must be included in the Company’s proxy materials for the annual meeting. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:
RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement for the 2021 Annual Meeting pursuant to the rules of the SEC, which disclosure includes the “Compensation Discussion and Analysis” section, the tabular disclosure regarding named executive officer compensation and the accompanying narratives.
Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors, changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors. The next Say-on-Pay proposal will be put before shareholders at the 2022 Annual Meeting.

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Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” including the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosures.

Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this resolution. We believe our compensation policies are strongly aligned with the long term interests of the Company and its shareholders.
Proposal 5: The Board of Directors recommends that shareholders vote FOR approval of this non-binding advisory resolution on executive compensation.

Form 10-K Annual Report
The Company will provide, without charge, to any shareholder entitled to vote at the meeting or any beneficial owner of common stock solicited hereby, a hard copy of its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission, upon the written request of such shareholder. Requests should be directed to Jane E. Cornett, Corporate Secretary, at the Company’s executive offices, 7830 Old Georgetown Road, Bethesda, Maryland 20814. It is also available electronically through www.sec.gov and www.eaglebankcorp.com.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”).
Based solely upon the Company’s review of the copies of the Forms 3 and 4 which have been filed electronically with the Commission during the year ended December 31, 2020, and Forms 5 filed electronically with the Commission with respect to the year ended December 31, 2020, and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that: one Form 4, reporting one transaction, for each of Mr. Marquez, Mr. Rheaume, Mr. Soltesz and Ms. Williams, two Form 4's each reporting one transaction for Mr. Pozez and a Form 3 for Mr. Saltzman, were not filed in a timely manner.

Other Matters
The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

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Shareholder Proposals

All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company’s proxy materials must be received by the Company no later than December 7, 2021. Shareholder proposals for nominations for election as director must be received by the Company no later than January 6, 2022. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company’s proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty-five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

By Order of the Board of Directors Jane E. Cornett, Corporate Secretary
April 6, 2021

APPENDIX A: 2021 Equity Incentive Plan
EAGLE BANCORP, INC.
2021 EQUITY INCENTIVE PLAN

Section 1.    Purpose; Definitions. The purposes of the Eagle Bancorp, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Eagle Bancorp, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:
(a)    “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.
(b)    “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.
(c)    “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Based Awards made under this Plan.
(d)    “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

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(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)    “Other Stock Based Award” means an award that is granted under Section 10.
(g)     “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “Cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.
(h)    “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation (or its ultimate parent) would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; or (v) a liquidation or dissolution of the Company.
Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(j)    “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.
(k)    “Director” means a member of the Board.
(l)    “Disability” means a condition rendering a Participant Disabled.
(m)    “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(o)    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Capital Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination (or if such day is not a trading day, the immediately preceding trading day); (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.
(p)    “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
(q)    “Non-Qualified Stock Option” means any Option that is not intended to be an “Incentive Stock Option” as defined in Section 422 of the Code.
(r)    “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.
(s)    “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.
(t)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(u)    “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.
(v)    “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.
(w)    “Shares” means shares of the Company’s common stock, par value $0.01 subject to substitution or adjustment as provided in Section 3(d) hereof.
(x)    “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.
(y)    “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.    Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.
The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:
(a)    select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);
(b)    determine the type of Award to be granted;
(c)    determine the number of Shares, if any, to be covered by each Award;
(d)    establish the other terms and conditions of each Award;
(e)    approve forms of agreements (including Award Agreements) for use under the Plan;

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(f)    accelerate the vesting or exercisability of an Award; and
(g)    modify or amend each Award, subject to the Participant’s consent if such modification or amendment would adversely change the terms of such Award.
The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.
To the extent permitted by Applicable Law and the Company’s governing documents, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Section 3.    Shares Subject to the Plan.
(a)    Shares Subject to the Plan. Subject to adjustment as provided in Section 3(b) and Section 3(d) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 1,300,000 Shares (the “Plan Limit”). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan.
(b)    Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any award granted under the Eagle Bancorp, Inc. 2016 Stock Plan expires, terminates, is canceled or is forfeited for any reason after the Effective Date, the Shares subject to that award will be added to the Plan Limit and become available for issuance hereunder.
(c)    Shares Withheld in Satisfaction of Taxes or Exercise Price. Shares withheld following the Effective Date in settlement of a tax withholding obligation associated with an Award or in satisfaction of the exercise price payable upon exercise of an option will not again become available for grant under the Plan.
(d)    Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.
(e)    Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

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(i)    cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;
(ii)    cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;
(iii)    cancel any Award in exchange for a substitute award;
(iv)    redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control; and/or
(v)    cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor.
In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 4.    Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan.

Section 5.    Options. Options granted under the Plan are Non-Qualified Stock Options.
The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:
(a)    Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.
(b)    Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. No Option may be exercised by any Person after expiration of the term of the Option.
(c)    Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”).
(d)    Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A)

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the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.
An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant is issued Shares following Participant’s exercise of the Option.
(e)    Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.    Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Unless otherwise provided in an Award Agreement, distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.    Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.
(a)    Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.
(b)    Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

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(c)    Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
(d)    Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.    Restricted Stock.
(a)    Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.
(b)    Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)    Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:
(i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.
(ii)    While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

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(iii)    Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.    Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in Shares. All other terms governing Restricted Stock Units, such as Vesting Conditions, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.    Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing an Other Stock Based Award shall set forth the terms and conditions of such Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of an Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.    Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board. Notwithstanding the foregoing, no amendment may be made which would adversely change the terms of an outstanding Award, without that Participant’s consent.

Section 12.    Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13.    Conditions Upon Grant of Awards and Issuance of Shares.
(a)    The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
(b)    No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14.    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien,

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obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.    Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the Fair Market Value of such Shares on the date of withholding, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.    General Provisions.
(a)    The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.
(b)    The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.
(c)    All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d)    Nothing contained in the Plan will prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.
(e)    Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.
(f)    The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is

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subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 17.    Effective Date of Plan. The Plan will become effective upon its approval by the stockholders of the Company (the “Effective Date”).

Section 18.    Term of Plan. Unless the Plan shall have been previously terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall be granted after such termination.

Section 19.    Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 20.    Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Maryland, without regard to the application of the principles of conflicts of laws.

Section 21.    Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), with a copy to the Company’s Chief Legal Officer, and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

APPENDIX B: 2021 Employee Stock Purchase Plan

EAGLE BANCORP, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.
The Eagle Bancorp, Inc. 2021 Employee Stock Purchase Plan, as may be amended from time to time (the “Plan”) is intended to encourage and facilitate the purchase of Shares of the common stock of Eagle Bancorp, Inc., a Maryland corporation (the “Company”) by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

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2.    Definitions.
(a)    “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.
(b)    “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Board may determine from time to time.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Business Day” means a day on which the NASDAQ System is open for trading.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Committee” means the Committee appointed pursuant to Section 14 of the Plan.
(g)    “Compensation” means the regular base salary and any commission paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pretax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by any Participating Company. The following items of compensation shall not be included in Compensation: (i) all overtime payments, bonuses, , profit sharing distributions and other incentive type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by a Participating Company under any employee benefit or welfare plan now or hereafter established.
(h)    “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.
(i)    “Eligible Employee” means an Employee who meets the requirements for eligibility under Section 3 of the Plan.
(j)    “Employee” means any person, including an officer, whose wages and other salary is required to be reported by a Participating Company on Internal Revenue Service Form W-2 for federal income tax purposes.
(k)    “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee or the Board, which shall not be later than the first day of such Offering Period.
(l)    “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, the fair market value as reasonably determined by the Board, which determination shall be in accordance with the standards set forth in Treasury Regulation §1.421-1(e)(2) and shall be conclusive.
(m)    “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in Section 423(b)(3) of the Code.
(n)    “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.
(o)    “Offering Commencement Date” means the first Business Day on or after January 1, April 1, July 1 and October 1 of each year.
(p)    “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.
(q)    “Offering Termination Date” means March 31, June 30, September 30, or December 31 of each year (or if such date is not a Business Day, the last Business Day preceding such date), or the date of a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan), which occurs in an Offering Period.
(r)    “Option Price” means, with respect to a particular Offering Period, an amount equal to 85% of the lesser of the Fair Market Value per Share determined on the Offering Commencement Date or the Offering Termination Date.

Eagle Bancorp, Inc.	88	2020 Proxy Statement

(s)    “Participant” means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.
(t)    “Participating Company” means the Company, and its parent or subsidiary corporations within the meaning of Section 424(f) of the Code, if any, that are approved by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(u)    “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Section 5 of the Plan.
(v)    “Plan Termination Date” means the earlier of: (1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 4 of the Plan have been issued pursuant to the Plan; (2) the date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan; (3) the date of a Change in Control or (4) in the event that the Company’s shareholders do not approve the Plan at the Company’s annual meeting of shareholders that immediately follows the Effective Date, the date of such annual meeting.
(w)    “Shares” means shares of common stock of the Company, $0.01 par value per Share.
(x)    “Successor in Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.
(y)    “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.

3.    Eligibility and Participation.
(a)    Initial Eligibility. Except as provided in Section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.
(b)    Ineligibility. An Employee shall not be eligible to participate in the Plan if such Employee:
(i)    is a Five Percent Owner;
(ii)    has not customarily worked more than 20 hours per week;
(iii)    has not customarily worked more than 5 months in any calendar year;
(iv)    has been employed with a Participating Company for less than 12 months; or
(v)    is restricted from participating under Section 3(d) of the Plan.
(c)    Leave of Absence. An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of Sections 5(d) and 8(d) of the Plan. An Approved Leave of Absence shall be considered active employment for purposes of Sections 3(b)(ii) and 3(b)(iii) of the Plan.
(d)    Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:
(i)    immediately after the grant, such Employee would be a Five Percent Owner; or
(ii)    such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.
(e)    Commencement of Participation. An Employee who is eligible to participate in the Plan under Sections 3(a) and 3(b) as of an applicable Enrollment Date and whose participation is not restricted under Section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when the Participant’s authorization for

Eagle Bancorp, Inc.	89	2020 Proxy Statement

Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Section 8 of the Plan. Notwithstanding the foregoing sentence, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period; provided, that such Payroll Deductions shall recommence at the rate as provided in such Participant’s Enrollment Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8 of the Plan.

4.    Shares Per Offering.
The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.    Payroll Deductions.
(a)    Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date.
(b)    Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall end of the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.
(c)    Changes in Payroll Deductions. A Participant may discontinue such Participant’s participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering Period, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the applicable Enrollment Date for such Offering Period.
(d)    Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:
(i)    withdraw the balance credited to the Participant’s Account pursuant to Section 8(b) of the Plan;
(ii)    discontinue contributions to the Plan but remain a Participant in the Plan through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non temporary employment before the close of business on such 90th day; or
(iii)    remain a Participant in the Plan during such Approved Leave of Absence through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Participant shall have returned to regular non temporary employment before the close of business

Eagle Bancorp, Inc.	90	2020 Proxy Statement

on such 90th day, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6.    Granting of Options.
On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price. Notwithstanding the foregoing and subject to the limitations described in Section 3(d)(ii), on each applicable Offering Termination Date, no Participant may purchase more than the number of Shares obtained by dividing (i) $6,250 by (ii) the Fair Market Value as of the applicable Offering Termination Date. If a Participant’s contributions with respect to an Offering Period would allow the Participant to purchase a number of Shares that exceed this limit, then any such excess contributions will be returned to the Participant without interest and will not be used to purchase Shares under the Plan.

7.    Exercise of Options.
(a)    Automatic Exercise. With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering. Notwithstanding the foregoing, upon the occurrence of a Plan Termination Date as described in clauses (3) or (4) of Section 2(v), all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants as soon as administratively practicable following such Plan Termination Date.
(b)    Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.
(c)    Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.
(d)    Delivery of Certificates for Shares. The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

8.    Withdrawals.
(a)    Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.
(b)    Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.
(c)    Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence beyond 90 days, all amounts credited to such Participant’s Account shall be returned to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned to the Participant’s Successor in Interest.

Eagle Bancorp, Inc.	91	2020 Proxy Statement

(d)    Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to Section 5(d) of the Plan, continue to be a Participant in the Plan until the earlier of (i) the end of the first Offering ending after commencement of such Approved Leave of Absence or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non temporary employment before the close of business on such 90th day. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9.    Interest.
No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10.    Shares.
(a)    Maximum Number of Shares. No more than 200,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued or reacquired Shares of the Company, including Shares purchased on the open market. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.
(b)    Participant’s Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.
(c)    Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.
(d)    Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.    Expenses.
The Participating Companies shall pay all fees and expenses incurred (excluding individual federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon termination of participation under the Plan or upon the distribution of certificates representing Shares purchased with the Participant’s contributions.

12.    Taxes.
The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city and/or other taxes as the Participating Companies shall determine are required to be withheld in connection with the grant or exercise of the option, or disposition of Shares. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem appropriate (provided they are consistent with the Plan and permitted by applicable law), including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13.    Plan and Contributions Not to Affect Employment.
The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

Eagle Bancorp, Inc.	92	2020 Proxy Statement

14.    Administration.
The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the “Committee”). If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15.    Amendment and Termination.
The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive a proportionate interest in the Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further, that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.    Effective Date.
The Plan shall be effective on March 31, 2021 (the “Effective Date”), with its initial Offering Period beginning April 1, 2021.

17.    Government and Other Regulations.
(a)    In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.
(b)    Securities Law. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b 3 (or any similar rule) of the Securities and Exchange Commission.

18.    Non Alienation.
No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber such Participant’s interest under the Plan prior to the distribution of Share certificates to such Participant. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.    Notices.
Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:
Eagle Bancorp, Inc.
7830 Old Georgetown Road
Bethesda, MD 20814

Eagle Bancorp, Inc.	93	2020 Proxy Statement

Attention: Val Brandenburg, SVP, Director of Human Resources
With a copy to: Paul Saltzman, EVP, Chief Legal Officer
or any other address provided pursuant to written notice.

If to the Participant: At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.    Successors.
The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.    Severability.
If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.    Acceptance.
The election by any Eligible Employee to participate in this Plan constitutes such individual’s acceptance of the terms of the Plan and agreement to be bound hereby.

23.    Applicable Law.
This Plan shall be construed in accordance with the laws of the State of Maryland, to the extent not preempted by applicable federal law.
SCHEDULE A
Participating Companies

Eagle Bancorp, Inc.
EagleBank

Eagle Bancorp, Inc.	94	2020 Proxy Statement

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2, 3, 4 and 5.

1. To elect 10 directors

01 - Mathew D. Brockwell	FOR ☐	AGAINST ☐	ABSTAIN ☐
02 - Steven Freidkin	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 - Ernest D. Jarvis	FOR ☐	AGAINST ☐	ABSTAIN ☐
04 - Theresa G. LaPlaca	FOR ☐	AGAINST ☐	ABSTAIN ☐
05 - A. Leslie Ludwig	FOR ☐	AGAINST ☐	ABSTAIN ☐
06 - Norman R. Pozez	FOR ☐	AGAINST ☐	ABSTAIN ☐
07 - Kathy A. Raffa	FOR ☐	AGAINST ☐	ABSTAIN ☐
08 - Susan G. Riel	FOR ☐	AGAINST ☐	ABSTAIN ☐
09 - James A. Soltesz	FOR ☐	AGAINST ☐	ABSTAIN ☐
10 - Benjamin M. Soto	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan on attending the meeting ☐

IMPORTANT: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

☐ Change of Address (Please print address below)

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CONTROL NUMBER

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Date: ______________________________
(mm/dd/yyyy)

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Signature

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Signature (if held jointly)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Eagle Bancorp, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM EDT on May 19, 2021.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/EagleBankCorp/2021 using your Virtual Control Number below. Your registration must be received by 11:59 PM EDT on May 18, 2021. On the day of the meeting, you may log in to the meeting at http://www.viewproxy.com/EagleBankCorp/2021/VM using the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "Questions and Answers About the Proxy Materials and Our Annual Meeting - How do I attend the Annual Meeting virtually?".

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/EGBN

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.